UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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March 29, 2013

Dear Fellow Stockholder:

You are cordially invited to attend Cypress Semiconductor Corporation’s 2013 Annual Meeting of Stockholders. We will hold the meeting on Friday, May 10, 2013, at 10:00 a.m. Pacific Daylight Time, at our principal executive offices located at 198 Champion Court, San Jose, California 95134. We look forward to your attendance in person or by proxy at the meeting.

Please refer to the Proxy Statement for detailed information on each of the proposals to be presented at the Annual Meeting. Your vote is important, and we strongly urge you to cast your vote whether or not you plan to attend the Annual Meeting.

If you are a stockholder of record, meaning that you hold shares directly with Computershare Investor Services, LLC, the inspector of elections will have your name on a list, and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. Stockholders holding stock in brokerage accounts or in “street name” wishing to attend the Annual Meeting in person will also need to bring a letter from their broker reflecting their stock ownership as of the record date, which is March 15, 2013.

Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

T.J. Rodgers
President and Chief Executive Officer

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO ALL CYPRESS STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date:	Friday, May 10, 2013

Time:	10:00 a.m. Pacific Daylight Time

Place:	Cypress’s principal executive offices located at 198 Champion Court, San Jose, California 95134

Items of Business:

1.	The election of eight (8) directors to serve on our Board of Directors for a one-year term, and until their successors are elected;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013;

3.	Annual advisory vote to approve the compensation of our Named Executive Officers;

4.

Approval of the Amended and Restated 2013 Stock Plan which: (i) renames the plan, (ii) extends the term of the plan, (iii) limits non-employee director equity awards, (iv) seeks stockholder approval for performance-based awards under Section 162(m) of the IRS code, and (v) reduces the number of options/RSUs that may be granted to an individual in a given fiscal year;

5.	Approval of the Amended and Restated Employee Stock Purchase Plan which extends the term of the plan and allows for participation by non-U.S. employees; and

6.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. This Notice, the 2012 Annual Report and our 2013 Proxy Statement are being made available to stockholders on or about March 29, 2013.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 15, 2013 (the “Record Date”), are entitled to receive notice of, and may vote at, the Annual Meeting, or any adjournment or postponement thereof. Any stockholder attending the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy card or voted by telephone or over the Internet. We have provided voting instructions in the attached Proxy Statement on how you can vote your shares at or before the Annual Meeting.

FOR THE BOARD OF DIRECTORS

Brad W. Buss
Corporate Secretary

San Jose, California, March 29, 2013

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Q:	Why am I receiving these materials?

A:

The Board of Directors (the “Board”) of Cypress Semiconductor Corporation (sometimes referred to as “we”, “us”, “our”, “the Company” or “Cypress”) is providing these proxy materials to solicit your vote at the 2013 Annual Meeting of Stockholders (“Annual Meeting”), or any adjournment or postponement thereof. The Annual Meeting will be held on Friday, May 10, 2013, at 10:00 a.m. Pacific Daylight Time at our principal offices located at 198 Champion Court, San Jose, California 95134. The telephone number at this address is (408) 943-2600.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with the rules of the Securities and Exchange Commission (the “SEC”) and in an effort to reduce expenses and provide a convenience to our stockholders, we are furnishing our proxy materials primarily over the Internet on or about March 29, 2013. Therefore, instead of mailing a printed copy of our proxy materials to our stockholders, most of our stockholders will receive a Notice of Availability of Proxy Materials (the “Notice”), which provides instructions on how to access and review our proxy materials on the Internet, or if preferred, request a paper copy of our proxy materials, including this proxy statement (“Proxy Statement”), our 2012 Annual Report and a proxy or voting instruction card. The Notice also provides important instructions on how to submit your vote on the Internet.

Q:	Who may attend the Annual Meeting?

A:

All stockholders and holders of proxies for those stockholders as of March 15, 2013 (the “Record Date”) and other persons invited by Cypress may attend. If you are a stockholder of record, meaning that you hold shares directly with Computershare Investor Services, LLC, the inspector of elections will have your name on a list, and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. Stockholders holding stock in brokerage accounts or in “street name” wishing to attend the Annual Meeting in person will also need to bring a letter from their broker reflecting their stock ownership as of the Record Date.

Q:	Who is entitled to vote?

A:

Only stockholders of Cypress as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 146,723,205 shares outstanding of Cypress’s common stock, par value $0.01 per share.

Q:	What may I vote on?

A:	You may vote on all the items listed below:

1.	The election of eight (8) directors to serve on our Board of Directors for one-year terms, and until their successors are elected;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2013;

3.	Annual advisory vote to approve the compensation of our Named Executive Officers;

4.

Approval of the Amended and Restated 2013 Stock Plan which: (i) renames the plan, (ii) extends the term of the plan, (iii) limits non-employee director equity awards, and (iv) seeks stockholder approval for performance-based awards under Section 162(m) of the IRS code;

5.	Approval of the Amended and Restated Employee Stock Purchase Plan which extends the term of the plan and allows for participation by non-U.S. employees; and

6.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Q:	What is the difference between a registered stockholder or stockholder of record and a beneficial stockholder?

A:	Registered Stockholder or Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, then you are a registered stockholder or a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or you may vote by proxy. Shares held in a bank or brokerage account are not generally registered directly in your name.

Beneficial Stockholder: Shares Registered in the Name of a Bank or Broker

If on the Record Date your shares were held in an account at a bank, brokerage firm, dealer, or other similar organization, then you are the beneficial stockholder of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial stockholder, you have the right to direct your bank or broker on how to vote the shares in your account. You are also invited to attend the Annual Meeting. You will be able to gain entry to the Annual Meeting with any form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport, along with a copy of a letter from your bank or broker reflecting your stock ownership as of the Record Date.

However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank or broker in advance of the Annual Meeting.

Q:	How do I vote and what are the voting deadlines?

A:

Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may vote your shares by proxy without attending the Annual Meeting. Depending on how you hold your shares, you may vote your shares in one of the following ways:

Stockholders of Record: If you are a stockholder of record, there are several ways for you to vote your shares.

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By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 9, 2013 at 5 p.m. Pacific Daylight Time, to be voted at the Annual Meeting.

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By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials (“Notice”). If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on May 9, 2013.

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In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions, or vote by telephone or via the Internet, by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Stockholders: If you are a beneficial owner of your shares, you should have received the Notice and voting instructions from the bank or broker holding your shares. You should follow the instructions in the Notice and voting instructions provided by your bank or broker in order to instruct your bank or broker on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank or broker. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank or broker in advance of the Annual Meeting giving you the right to vote your shares.

Q:	What shares may be voted and how may I cast my vote for each proposal?

A:

You may vote all shares you own as of the close of business on the Record Date. You may cast one vote per share of common stock for each proposal, except that a stockholder voting for the election of directors has the right to cumulate such stockholder’s votes. This means you may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares you are entitled to vote, or you may distribute your shares among as many director candidates as you may select, provided that your votes cannot be cast for more than eight (8) candidates. For example, if you own 100 shares of stock, and there are eight (8) directors to be elected at the Annual Meeting, you may allocate 800 shares (8 times 100) as “FOR” votes among as few as one (1) or as many as eight (8) directors to be elected at the Annual Meeting. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in “street name” and wish to cumulate your votes, you should contact your bank or broker.

Q:	What is the effect of a broker non-vote?

A:

Banks and brokers who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals even if they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a bank or broker does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the final vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1), an advisory vote (Proposal 3) or the approval by a majority of the votes present in person or represented by proxy and entitled to vote on non-routine proposals (Proposals 4 and 5).

Q:	How many votes are needed to approve each proposal?

A:

With respect to Proposal 1, the eight director nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than eight directors. If you hold your shares in “street name”, your bank or broker is not permitted to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on Proposal 2 — the ratification of the appointment of the Company’s independent registered public accounting firm. Proposal 3 is only advisory, but your bank or broker does not have the discretion to vote your uninstructed shares. Your bank or broker does not have the discretion to vote your uninstructed shares for Proposals 4 or 5.

With respect to Proposals 2, 3, 4 and 5, we must receive a “FOR” vote from the majority of shares present and entitled to vote either in person or by proxy in order for such proposal to be approved. If you “ABSTAIN” from voting for Proposals 2-5, it will have the same effect as an “AGAINST” vote.

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTE ALLOWED
Proposal 1– Election of eight (8) directors	Plurality of votes cast	No
Proposal 2 – Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm	Majority of shares entitled to vote and present in person or represented by proxy	Yes
Proposal 3 – Annual advisory vote to approve compensation of our Named Executive Officers	Majority of shares entitled to vote and present in person or represented by proxy	No
Proposal 4 – Approval of the Amended and Restated 2013 Stock Plan, which extends the term of the Plan, renames the Plan, limits non-employee director equity awards and allows for performance based awards under Section 162(m) of the IRS Code	Majority of shares entitled to vote and present in person or represented by proxy	No
Proposal 5 – Approval of the Amended and Restated Employee Stock Purchase Plan (“ESPP”), which extends the term of the ESPP and allows for participation by non-U.S. employees	Majority of shares entitled to vote and present in person or represented by proxy	No

Q:	What is the advisory vote to approve the compensation of our Named Executive Officers?

A:

At our 2011 Annual Meeting, as recommended by our Board of Directors, a majority of our stockholders voted in favor of including an annual advisory vote on the compensation of our Named Executive Officers identified in our proxy statement (also known as “say-on-pay”) to be held at each annual meeting of stockholders. Therefore, we have included Proposal 3 in this proxy statement to allow our stockholders to provide us a non-binding advisory vote approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Your vote on this item will provide our Company with valuable insight into our stockholder’s view on our compensation practices pertaining to our Named Executive Officers.

Q:	What is the quorum requirement?

A:

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank or broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another time or date.

Q:	How can I change my vote or revoke my proxy?

A:

If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the Annual Meeting by (i) returning a later-dated proxy card, or (ii) voting again by Internet or telephone as more fully described on your Notice or proxy card. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting.

If your shares are held by a bank or broker, you may change your vote by submitting new voting instructions to your bank, broker, trustee or agent, or, if you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	What does it mean if I get more than one Notice, proxy or voting instructions card?

A:

It means you hold shares in more than one registered account. You must vote all of your proxy cards in one of the manners described above (under “How do I vote and what are the voting deadlines?”) to ensure that all your shares are voted.

Q:	Who will count the votes?

A:

Representatives of Investor Communication Solutions, a division of Broadridge Financial Solutions, Inc., our mailing agent and tabulation service, will count the votes, and Brad W. Buss, our Corporate Secretary, will act as the Inspector of Elections. The procedures to be used by the Inspector of Elections are consistent with Delaware law concerning the voting of shares, determination of a quorum and the vote required to take stockholder action.

Q:	How much did this proxy solicitation cost and who will pay for the cost?

A:

The cost of soliciting your vote in connection with this proxy statement has been, or will be, borne by Cypress. We have also requested that banks, brokers and other custodians, agents and fiduciaries send these proxy materials to the beneficial owners of our common stock they represent and secure their instructions as to the voting of such shares. We may reimburse such banks, brokers and other custodians, agents and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications, but they will not receive any additional compensation for doing so.

Q:	How can I receive the proxy statement and annual report by electronic delivery?

A:

You may sign up for Cypress’s e-delivery program at www.cypress.com/edeliveryconsent. When you sign up for our electronic delivery program, you will be notified by e-mail whenever our annual report or proxy statement is available for viewing on the Internet. Your enrollment in the e-delivery program will remain in effect as long as your account remains active or until you cancel your enrollment.

Q:	How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the SEC for fiscal year 2012?

A:

A stockholder may send a written request for a copy of our Annual Report on Form 10-K to Brad W. Buss, Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a printed copy of our Annual Report on Form 10-K without charge, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 for our fiscal year 2012. Our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 was filed with the SEC on February 28, 2013, and is also available on our website at: http://www.cypress.com/go/annualreport.

Q:	How and when may I submit proposals for consideration at next year’s annual meeting of stockholders, or nominate individuals to serve as directors for Cypress?

A:	You may submit your proposals, including director nominations, for consideration at future annual meetings of stockholders by following the directions set forth below:

For stockholder proposals to be considered for inclusion in our 2014 Proxy Statement, the written proposal must be received by our Corporate Secretary at our corporate offices at 198 Champion Court, San Jose, California 95134, no later than November 29, 2013 in accordance with the requirements of Rule 14a-8. In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters or nominate director candidates before or at an annual meeting of stockholders. Stockholders who wish to submit proposals or director nominations but have missed the November 29, 2013 deadline for inclusion in our 2014 proxy statement must deliver written notice to Brad W. Buss, our Corporate Secretary, at our corporate offices at 198 Champion Court, San Jose, California 95134, no earlier than January 13, 2014, and no later than February 12, 2014. Any such proposal must contain the specific information required by the Company’s bylaws. In the event the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of stockholder proposals in our proxy statement would instead be a reasonable time before Cypress begins to print and mail its proxy materials, and the deadline for submitting stockholder proposals not to be included in our proxy statement would be no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. All stockholder proposals will also need to comply with SEC regulations, including Rule 14a-8 of the 1934 Securities Exchange Act regarding the inclusion of stockholder proposals in any Company-sponsored proxy materials.

A submission by a stockholder must contain the specific information required in the Company’s bylaws. If you would like a copy of Cypress’s current bylaws, please write to Brad W. Buss, Corporate Secretary, 198 Champion Court, San Jose, California 95134.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Cypress will announce preliminary voting results at the 2013 Annual Meeting and file a Current Report on Form 8-K announcing the final voting results after the Annual Meeting.

Q:	How many copies of the proxy materials will you deliver to stockholders sharing the same address?

A:

To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested by the stockholders. If you have not enrolled in our electronic delivery program, share an address with another stockholder and have received only one set of proxy materials and desire or require to receive additional copies of the proxy materials, you may request a separate copy of these materials, including the Annual Report, at no cost to you by writing to Brad W. Buss, Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The telephone number is (408) 934-2600. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing to Investor Relations at the address given above.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2013.

Copies of this Proxy Statement and our 2012 Annual Report to stockholders are also available online at http://www.cypress.com/go/annualreport. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of eight (8) directors is to be elected at the 2013 Annual Meeting. Proxies can only be voted for the number of nominees named in this Proxy Statement. All directors are elected annually and serve a one-year term until the next annual meeting where they or their successors are elected. If you submit a signed proxy card that does not specify how you wish to vote, your shares will be voted for the eight (8) director nominees named below, each of whom is presently serving as our director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. We do not expect any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a director or a nominee. As of the time of filing of this Proxy Statement, there were no director candidates recommended by stockholders or stockholder groups beneficially owning 5% of voting common stock for at least one year.

Nominees for Election to Our Board of Directors

(as of March 15, 2013)

Name of Nominee	Age	Principal Occupation	Director Since
T.J. Rodgers	65	President and Chief Executive Officer of Cypress	1982
W. Steve Albrecht	66	Andersen Alumni Professor of Accounting, Marriott School of Management, Brigham Young University	2003
Eric A. Benhamou	57	Chairman of our Board, and former Chief Executive Officer of Palm, Inc. and 3Com Corporation	1993
Lloyd Carney	51	Chief Executive Officer of Brocade Communications Systems	2005
James R. Long	70	Consultant, Former Executive Vice President of Nortel Networks Corporation	2000
J. Daniel McCranie	69	Chairman of the Board of ON Semiconductor	2005
J. D. Sherman	47	President and Chief Operating Officer, HubSpot	2010
Wilbert van den Hoek	56	Consultant, Former Executive Vice President and Chief Technology Officer of Novellus Systems, Inc.	2011

Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among our directors and executive officers.

T.J. Rodgers is the founder, president, chief executive officer, and a director of Cypress Semiconductor Corporation. He sits on the board of directors of Cypress’s internal subsidiaries, AgigA Tech, Inc. and Deca Technologies Inc., as well as Bloom Energy, a privately-held fuel cell company, and until recently, he was on the board of directors of SunPower Corporation, a public company. He was also a Trustee of Dartmouth College, his alma mater. Mr. Rodgers was a Sloan scholar at Dartmouth, where he graduated with a double major in physics and chemistry. He attended Stanford University on a Hertz fellowship, earning a master’s degree and a Ph.D. in electrical engineering. He managed the MOS memory design group at AMI from 1975 to 1980 before moving to Advanced Micro Devices (“AMD”), where he ran AMD’s static RAM product group until 1982, when he founded Cypress. As Cypress’s founder, Mr. Rodgers has the benefit of the Company’s complete history. This advantage, taken together with his expert technical and analytical skills, long-term executive experience, and over four decades of experience in the semiconductor industry, make him uniquely qualified to be on our Board.

W. Steve Albrecht is an Andersen Alumni Professor of Accounting at the Marriott School of Management at Brigham Young University (“BYU”). He served as the associate dean of the school until July 2008. Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He served on the board of directors of SunPower Corporation from 2005 to 2012. Until his resignation in 2009 due to an international assignment, Mr. Albrecht served on the board of directors of Red Hat from 2003, and SkyWest, Inc. from 2003. In 2011, he was re-appointed to the board of directors of Red Hat and in 2012 was reappointed to the board of directors of SkyWest, Inc. He is a former trustee of the Financial Accounting Foundation that provides oversight to the Financial Accounting Standards Board (“FASB”) and the Governmental Accounting Standards Board. He is also a former member of COSO, the organization that developed the internal control framework used by most companies. He has consulted with numerous corporations on fraud, controls and financial reporting issues. He has been an expert witness in several large financial statement fraud cases. Mr. Albrecht holds a Bachelor of Science degree from Brigham Young University, a Masters degree in Business Administration and a Doctorate degree in Accounting from the University of Wisconsin. Mr. Albrecht’s extensive experience with public and financial accounting matters, especially with respect to multi-national companies, makes him well-qualified to be on our Board.

Eric A. Benhamou is the chairman of our Board of Directors and former chairman of the board of 3Com Corporation. He served as chief executive officer of Palm, Inc. from October 2001 until October 2003 and chairman until October 2007, and was chief executive officer of 3Com from 1990 until the end of 2000. Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was vice president of engineering until its merger with 3Com in 1987. He is also a member of the board of directors of Silicon Valley Bank. He serves on the Stanford University School of Engineering board and is vice chairman of the board of governors of Ben Gurion University of the Negev. He is the chief executive officer of Benhamou Global Ventures, an investment firm he established in 2004. Mr. Benhamou holds a Master of Science degree from Stanford University’s School of Engineering and a Diplôme d’Ingénieur and a doctorate from Ecole Nationale Supérieure d’Arts et Métiers, Paris. In addition to his engineering expertise, we believe Mr. Benhamou’s extensive experience managing public companies in the technology sector, as well as his expertise in venture and other financial transactions, makes him well-qualified to be on our Board.

Lloyd Carney is the chief executive officer of Brocade Communications Systems, a NASDAQ listed company. He was previously the chief executive officer and a director of Xsigo Systems, a venture funded IO Virtualization Platform, which was successfully sold to Oracle Corporation. He is a member of the board of directors of Technicolor and serves as the chairman of that board’s Technology Committee. Prior to joining Xsigo in 2008, he was the general manager of IBM’s NetCool Division from 2006 to 2007. Prior to his employment at IBM, he was the chairman and chief executive officer of Micromuse from 2003-2005 before it was acquired by IBM in 2006. Prior to Micromuse, Mr. Carney was the chief operations officer and executive vice president at Juniper Networks where he oversaw the engineering, product management and manufacturing divisions from 2002 until July 2003. Prior to joining Juniper Networks, Mr. Carney was the president of the Core IP Division, the Wireless Internet Division and the Enterprise Data Division at Nortel Networks from 1997 until 2001. Mr. Carney brings to our Board broad-based experience in the semiconductor and non-semiconductor industries. Mr. Carney holds a Bachelor of Science degree in Electrical Engineering Technology from Wentworth Institute and a Master of Science degree in Applied Business Management from Lesley College, Cambridge, Massachusetts. We believe Mr. Carney is well-qualified to be on our Board because he possesses significant executive, entrepreneurial and operational expertise.

James R. Long has been an independent business consultant since 1999 when he retired as executive vice president of Nortel Networks Corporation and president of Nortel Enterprise Solutions. Between 1991 and 1999, Mr. Long was the president of various business units at Nortel Networks, including Asia Pacific, Nortel World Trade, and the Enterprise Solutions group. Prior to joining Nortel, Mr. Long held a variety of senior executive positions with IBM Corporation and Rolm Company, an IBM and Siemens joint venture. He previously served on the board of directors of 3Com Corporation, NCR Corporation, and still serves on the board of directors of the Polynesian Cultural Center. He is also a member of the National Advisory Council of the Marriott School of Management at Brigham Young University. Mr. Long holds a Bachelor of Science degree from San Jose State University. In addition to his corporate strategy skills, we believe Mr. Long’s extensive executive experience, especially with public companies, makes him well-qualified to be on our Board.

J. Daniel McCranie serves as the chairman of the board of directors of ON Semiconductor, a position he has held since 2002. Mr. McCranie is also chairman of the board of directors of Freescale Semiconductor, a position he held through most of fiscal year 2012, as well as a member of the board of directors of Mentor Graphics. Previously, he served as chairman of the board of directors of Virage Logic and chairman of the board of directors of Actel Corporation. In the recent past, Mr. McCranie served as chairman of the board of Xicor Corporation, a member of the board of directors for California Microdevices, and a member of the board of directors for ASAT Corporation. Mr. McCranie served as Cypress’s executive vice president of sales and marketing from 1993-2001. Prior to his initial tenure with Cypress, Mr. McCranie was the chairman of the board, president and chief executive officer of SEEQ Technology. Mr. McCranie holds a Bachelor of Science degree in electrical engineering from Virginia Polytechnic Institute and State University (Virginia Tech). We believe Mr. McCranie is well-qualified to be on our Board due to his extensive sales and marketing experience, in-depth knowledge of the semiconductor industry and his leadership skills as evidenced by his executive positions and various board memberships.

J. D. Sherman is the president and chief operating officer of HubSpot, a marketing software company. Prior to joining HubSpot, Mr. Sherman was the chief financial officer at Akamai Technologies, a leading web networking infrastructure company, from November 2005 to February 2012. Prior to Akamai, he served as the chief financial executive of IBM’s Systems and Technology Group from January until October 2005. During his 15-year career at IBM, he held a number of senior executive positions in finance, including vice president of finance and planning for the company’s zSeries Server Division. Mr. Sherman also served as chief financial officer for CommQuest, a wholly owned IBM subsidiary in the wireless semiconductor design industry from 1998 until 2000. Mr. Sherman previously served on the board of directors of 3Com and AMI Semiconductor. Mr. Sherman holds a master’s degree in business administration from the University of Chicago and a bachelor’s degree in Economics from Emory University. We believe Mr. Sherman is well-qualified to sit on our Board because of his extensive executive management, strong financial and business acumen and leadership in a large public technology company.

Wilbert van den Hoek retired from Novellus Systems, Inc. in 2008, where he was executive vice president and chief technology officer. He also served as president and chief executive officer of Novellus Development Company, LLC, a wholly-owned subsidiary of Novellus Systems, Inc. from 2005 until 2008. He joined Novellus Systems, Inc. in 1990 and served in various senior executive positions until his retirement in 2008. From 1980 to 1990, he held various positions at Philips Research Laboratories. From 2004 until 2006 when the company went public, he served on the board of directors of Neah Power Systems, Inc. Since 2005, he has served on the technical advisory boards of various organizations, including Cavendish Kinetics, Inc., Innopad, Inc., Innovent Technologies, LLC and Process Relations. He currently serves on the board of directors of Integrated PhotoVoltaic, Inc., a privately-held company and previously served on the board of SDC Materials and Replisaurus Technologies, Inc. Mr. van den Hoek received a Doctorandus degree in Chemistry from the Rijks Universiteit Utrecht, The Netherlands in December 1979. We believe that Mr. van den Hoek is well-qualified to sit on our Board because of his extensive experience as a senior executive in the semiconductor manufacturing equipment industry and as a consultant to many semiconductor and other high technology companies, his understanding of semiconductor industry business models, segments, and competition, and his experience as a director at other technology companies.

In addition to the biographical information above regarding each nominee’s specific experience, attributes, positions and qualifications, we believe that each of our director nominees has performed his duties with critical attributes such as honesty, integrity and an adherence to high ethical standards. Each of them has demonstrated strong business acumen and an ability to exercise sound judgment, as well as a commitment to the Company and its core values. Finally, we value their significant leadership and experience on other public company boards and board committees.

Required Vote

The eight (8) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors to serve until our next annual meeting, where they or their successors will be elected. Votes withheld from this proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

☑	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES PROPOSED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013, subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2013 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the selection of our independent registered public accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Cypress and its stockholders.

All fees billed to Cypress by PricewaterhouseCoopers LLP for fiscal years 2012 and 2011 were pre-approved by the Audit Committee and were as follows:

Services	2012	2011
Audit Fees	$2,120,800	$1,750,900
Audit-Related Fees	$38,300	$43,000
Tax Fees	$651,600	$1,177,100
All Other Fees	—	—
Total	$2,810,700	$2,971,000

Audit Fees: Includes fees associated with the annual audit of our financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with our Form S-8 filings, assistance and review with other documents we filed with the SEC, and statutory audits required internationally.

Audit-Related Fees: Audit-related services principally include employee benefit plan audits, internal control consulting, and accounting consultations not associated with the regular audit.

Tax Fees: Includes fees for tax compliance (tax return preparation assistance and expatriate tax services), general tax planning, tax-related services on acquisitions and international tax consulting.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit services, audit-related services, tax, and other services performed by the Company’s independent registered public accounting firm. With the exception of certain de-minimis amounts, unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services for Cypress.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013.

☑        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers (“NEO”) as disclosed in this Proxy Statement in accordance with the SEC rules. We are providing this proposal for the vote of our stockholders pursuant to section 14A of the Securities Exchange Act of 1934, as amended.

Our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Our executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain an experienced, successful team to manage our Company. Under these programs, our Named Executive Officers are rewarded for achieving specific annual, long- and short-term and strategic, corporate goals, and realizing increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests and current market practices. We have asked for stockholder advisory votes on the compensation of our named executive officers annually since 2011 and we have received stockholder approval ratings of over 76% each time. We appreciate the vote of confidence that our stockholders have shown in our compensation philosophy and our 2012 results reflect the pay for performance philosophy we have in place. For the fiscal year ended December 30, 2012:

•	our revenue decreased 22.7% in fiscal year 2012 due to certain end customer issues and a weak macro environment.

•

GAAP earnings per share decreased from $0.90 in fiscal year 2011 to a loss of $0.15 per share in fiscal year 2012 due to lower earnings, one-time items that were benefits in 2011 that did not re-occur in 2012 and one-time acquisition related expenses associated with the Ramtron acquisition.

•	non-GAAP earnings per share decreased from $1.25 in fiscal year 2011 to $0.55 in fiscal year 2012 due mainly to lower earnings.

•	cash flow from operations totaled $135 million or 17.5% of revenue.

•	we achieved a fiscal year 2012 non-GAAP return on assets of 52%.

•	we returned $295 million in cash to our stockholders through our stock repurchase and dividend programs.

•	we increased our quarterly dividend from $0.09 per share to $0.11 per share, a current yield of approximately 4% which is a rate almost 200% greater than the S&P.

•	we achieved significant major new product launches in SRAM, USB, PSoC and TrueTouch.

•	we further enhanced our product portfolio by acquiring Ramtron International Corporation and divesting Cypress Envirosystems, Inc.

•

our three-year average equity net burn rate (which reflects the potential dilutive effect of our annual stock grants is calculated by expressing the total net equity awards in a given year as a percentage of the total number of common shares outstanding) of 1.9% continues to be well below industry standards.

•	stock-based compensation expense decreased 26% in 2012 to the lowest level since 2006.

For fiscal year 2012 our compensation plans, which are mostly variable and pay for performance in nature, yielded the following results:

•	No NEOs received a base salary increase for the second year in a row and our CEO has not had a base salary increase since 2006.

•	Earned amounts under our cash incentive bonus plans decreased 94% from fiscal year 2011.

•	Earned PARS shares decreased 66% from fiscal year 2011.

•	Earned PARS share dollar value decreased 80% from fiscal year 2011; the lowest amount earned since the PARs program was introduced in 2007.

•	Total earned and delivered compensation dollar value for all NEOs decreased approximately 81% from fiscal year 2011 due to lower shares earned and a significantly lower stock price.

Our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to achieve long-term value creation for our stockholders. This balance is evidenced by the following:

•	Our compensation programs are substantially tied to our key business objectives and the success of our stockholders.

•	If the value we deliver to our stockholders declines, so does the compensation of our Named Executive Officers.

•

We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the range of our peer group companies and market practices.

•	We provide a significant part of executive compensation on performance-based incentives, including primarily performance-based restricted stock units and variable cash bonuses.

•	None of our NEOs have been granted any service-based stock awards while serving as a NEO for over five years.

•

Payouts of performance-based restricted stock units are based on the achievement of a minimum financial performance metric and are capped at 100% of the total maximum targeted share awards. If the minimum financial metric is not achieved, the shares are forfeited and are not earnable in the future.

•	We have no employment, severance or golden parachute agreements with any of our Named Executive Officers and therefore, no excise tax gross-ups.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

☑ THE

BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL FOUR

APPROVAL OF THE AMENDED AND RESTATED 2013 STOCK PLAN

Background

Our 1994 Stock Plan (the “Plan”), allows us to grant equity compensation awards to our employees, officers and directors. The Plan permits us to grant service-based awards and performance-based awards, including our performance accelerated restricted stock (“PARS”) program that we adopted in 2007 to retain and incentivize key employees. Under the PARS program, we awarded performance-based restricted stock units (“RSUs”) to key employees, including our Named Executive Officers (“NEOs”) and our other executive officers, which could be earned from 2007 through 2011. With the exception of one service-based award to one of our executive officers, our executive officers, including our NEOs, have not received any equity awards other than their PARS grant since 2007. In 2012, our executive officers received a one-year performance-based grant more fully described under Fiscal Year 2012 Compensation Actions of this Proxy Statement. As of March 1, 2013, the Plan had approximately 3,500 eligible participants and approximately 19.2 million shares remaining available for grant.

WE ARE NOT ASKING YOU TO APPROVE THE ADDITION OF ANY NEW SHARES TO THE PLAN.

Our Board of Directors approved the amendment and restatement of the Plan (as amended and restated, the “Amended Plan”) on March 18, 2013, subject to approval by our stockholders at the 2013 Annual Meeting. We are asking our stockholders to:

•	extend the term of the Plan to January 15, 2024;

•	add a limitation on the total value of equity awards any non-employee director may receive in a given fiscal year;

•	approve the reduction of the number of options and RSUs that may be granted to a single participant in a given year;

•	approve the grant of performance-based awards, in order to preserve the ability to deduct certain qualified performance-based compensation under Internal Revenue Code Section 162(m); and

•	change the name of the Plan from the 1994 Stock Plan to the 2013 Stock Plan.

If our stockholders do not approve this proposal, it will be a material event and may cause significant employee turnover, impact our ability to hire future employees and add significant additional cash compensation costs that could total approximately $70 million to $100 million dollars and not provide the desired long-term alignment with our stockholders that the equity plan currently provides. In addition, our executive team, including our CEO, would not have any unvested stock awards and thus we would have no long-term retention tool and be at a substantial competitive disadvantage and be subject to significant turnover. Furthermore, we would not, on or after the 2013 Annual Meeting, be able to make any Performance-Based Full Value Awards to individuals who are or are likely to become “covered employees” within the meaning of Internal Revenue Code Section 162(m).

Summary of the Proposal

The Amended Plan extends the life of the Plan by the standard ten years used by most of our competitors, adds a limitation to non-employee director grants of no more than $500,000, increased to $750,000 in connection with a non-employee director’s initial service, approves the material terms of the plan (including the objective performance metrics applicable to performance-based vesting full-value awards and changes the name of the Plan. We are not asking our stockholders to approve adding any additional shares to the grant pool.

This proposal summarizes why our stockholders should approve this proposal. It also describes the major features of the Amended Plan, but this description is qualified in its entirety by reference to the actual text of the Amended Plan, set forth as Appendix A to this Proxy Statement.

The Plan is a Critical Element of our Compensation Policy

Our employees are our most valuable asset. Accordingly, the approval of the Amended Plan is in the best interests of our stockholders, as equity awards granted under the plan help us to:

•	attract, motivate, and retain talented employees, consultants and non-employee directors;

•	align employee and stockholder interests;

•	link employee compensation with company performance; and

•	maintain a culture based on employee stock ownership.

If this proposal is approved, the Compensation Committee (the “Committee”) intends to continue to grant only performance-based equity awards to our executive officers in fiscal year 2013.

If our stockholders do not approve the Amended Plan, our plans for growth could be significantly hampered and our ability to operate our business, especially in our core and growing Programmable Systems Division, could be adversely affected. Furthermore, we may be compelled to instead offer material cash-based incentives to compete for talent, which could have a significant effect upon our quarterly results of operations and balance sheet. Moreover, this would not be competitive with most other technology companies.

Our success over the past few years is largely due to our highly talented employee base. Our future success depends heavily on our ability to attract and retain high caliber employees, consultants and board members. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to hire and motivate the quality personnel we need to move our business forward on a long-term basis.

Broadening markets for our products and services, our broadening customer base, our geographic diversity and increasing product complexity all drive requirements for a different skill set of employees and consultants that are in high demand, including: design engineers, software engineers, analog engineers, system engineers, and technical sales personnel. We face intense competition in attracting these professionals from traditional semiconductor to start-up companies as well as internet and social networking companies. The competition for talent is particularly intense in Silicon Valley. Cypress had more than 750 new hires in 2012 to replace employee turnover and invest in future growth areas. We expect to have approximately 500 new hires in 2013 and 600 in 2014. Over 50% of our new hires are in technical positions, where we compete with a wide range of companies who offer equity awards as an integral part of their hiring programs. This influx of new talent is essential to expand the skill set required to accelerate the design, manufacture and marketing of our higher value added products, software and solutions. Additionally, we have approximately 2,300 non-manufacturing employees relative to our peers. All of our employees receive a new hire grant and a significant percentage participates in an annual process in which they may be awarded equity service-based grants based on each employee’s performance.

The Plan Conforms to Best Practices

We designed the Plan to conform to best practices in equity incentive plans. For example, the Plan:

•	prohibits equity award repricing without stockholder approval;

•	does not permit options or stock appreciation rights to be granted with a term exceeding eight years;

•

permits the granting of full-value awards such as restricted stock and restricted stock units, which can be used in lieu of stock options to reduce the total number of our shares necessary to grant competitive equity awards;

•	applies a fungible share design whereby each full-value award issued results in a reduction to the Plan share pool of 1.88 shares;

•	provides annual limits on the number of shares that can be granted to participants; and

•	provides annual limits on the value of equity awards that can be granted to non-employee members of our Board of Directors.

Outstanding Employee Equity Awards, as of March 1, 2013

	Former Ramtron Stock Plan	Cypress 1994 Stock Plan	Total
Shares Available for Grant	1.1 million	19.2 million	20.3 million
Fungible Share Award Equivalent	1.53	1.88
Outstanding Employee Equity Awards:
Full Value Awards	.4 million	4.2 million	4.6 million
Options	.4 million	21.6 million	21.9 million
Weighted average exercise price	—	—	$7.26 / option
Record Date Outstanding Shares	—	—	146.7 million

Shareholder Value Transfer (SVT)

Institutional Shareholder Services (“ISS”) is an influential advisor to many investors, including many of our stockholders. Among other things, ISS evaluates the cost of proposals, such as this one, to extend the term of the Plan by ten years without any increase in the equity plan share reserve. Based upon its analyses, ISS then advises stockholders to vote either for or against such proposals. One of the most significant tests in ISS’s analysis of equity plan proposals is shareholder value transfer (“SVT”), which measures stockholder dilution both in terms of a dollar amount and as a percentage of a company’s market value.

If a company’s SVT is too great, ISS will view the equity plan proposal as too costly and will recommend voting against the equity plan proposal despite the fact that we are NOT asking stockholders to approve additional shares for our employee equity plan.

Our Shareholder Value Transfer (SVT) Rate is High Largely Due to Our Aggressive Stock Repurchase Program

Many companies, including Cypress, have implemented aggressive stock repurchase programs to return excess cash to stockholders in a tax efficient manner. Cypress’s ability to grant equity awards should not be jeopardized because Cypress has repurchased shares in an effort to increase returns to our stockholders.

Over the years we have maintained aggressive stock repurchase programs which have materially and negatively affected our SVT calculation. Our stock price appreciation over the past four years has been significant as compared to our peers.

The table below details the non-equity returns we have provided to our stockholders over the past five years:

Year	Shares Bought (Millions)	Cost (Millions)	Dividend (Millions)
2012	18.0	$231.8	$63.2
2011	36.0	$650.7	$29.0
2010	12.6	$154.9	—
2009	7.7	$61.8	—
2008 — Post SunPower Spin-Off	25.1	$104.7
September 29, 2008 — Distribution of SPWRB Common Shares	—	—	$2,554.0
2008 — Pre SunPower Spin-Off	12.6	$277.1	—
Total	112.0	$1,481.0	$2,646.2

Stockholders may analyze the SVT calculation in three different ways, all of which simulate ISS methodologies for calculating SVT. Each outstanding award is valued calculating a binomial value using the weighted average exercise price of all options and the 200 day moving average of Cypress’s stock price. These values are then expressed as a percentage of Cypress’s market capitalization. All shares available for grant are assumed to be issued as full value awards.

SVT#1 is the baseline example as of March 1, 2013, and is calculated using our current outstanding equity awards (as detailed above) with no adjustments for historical stock repurchases. Our SVT calculated in this manner is approximately 19% and above the range of what we estimate is the industry standard, which is 13% — 15%.

SVT#2 adjusts the baseline as represented in SVT#1 by adjusting the shares outstanding for the 112 million shares repurchased from January 1, 2008 through March 1, 2013. The resulting SVT is approximately 11% and is well under our estimated industry mid-point target of 14%.

SVT#3 assumes all of the unexercised in-the-money options held by our NEOs, which total 5.8 million shares, were exercised on March 1, 2013. Our SVT would have declined to 16% if the assumption had been met. Our SVT calculated in this manner is just beyond the high end of the range of what we estimate is the industry standard, 13% to 15%.

	SVT#1	SVT#2(1)	SVT#3(2)
CY CALCULATED SVT:	19%	11%	16%
Industry Mid-Point	14%	14%	14%

SVT INPUT:
New Shares	0	0	0
Available For Grant	20.3M	20.3M	20.3M
Options Outstanding	21.9M	21.9M	16.1M
RSU/RSA Outstanding	4.6M	4.6M	4.6M

Shares Outstanding	146.7M	258.7M	152.5M
(1)	Adjusted to show the impact of the 112 million shares repurchased by the Company since 2008.

(2)	Assumes all of the 5.8 million outstanding in-the-money options held by our NEOs will be exercised.

Outstanding Equity Awards

Fiscal Year Ended

December 30, 2012

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
T.J. Rodgers President and Chief Executive Officer	1,442,077	—	5.18	1/2/2014
	1,442,077	—	3.53	2/25/2015
	3,028	—	8.83	2/25/2015
	5,306	—	3.53	2/25/2015
	1,251,093	—	3.53	6/30/2016
Total	4,143,581	—	—	—
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	90,699	—	3.70	8/15/2015
	209,016	—	3.70	8/15/2015
	131,847	—	3.99	10/27/2016
Total	431,562	—	—	—
Paul D. Keswick Executive Vice President, New Product Development	18,541	—	1.79	3/27/2013
	247,213	—	4.76	10/23/2013
	37,082	—	3.53	2/25/2015
	123,606	—	3.99	10/27/2016
Total	426,442	—	—	—
Christopher A. Seams Executive Vice President, Sales and Marketing	19,365	—	4.16	8/22/2013
	370,819	—	5.18	1/2/2014
	288,415	—	3.53	2/25/2015
	111,245	—	3.99	10/27/2016
Total	789,844	—	—	—
Dana C. Nazarian Executive Vice President, Memory Products Division	3,794	—	3.99	10/27/2016
	25,494	1,889	4.91	3/8/2016
Total	29,288	1,889	—	—
Total All NEOs	5,820,717	1,889	—	—

We are asking our stockholders to view our share repurchase programs as a stockholder friendly and value-creating event, and to not allow this positive event to unduly limit the Company’s ability to continue to perform stock buybacks and to hire and retain skilled, motivated employees.

Equity Compensation Awards Allow us to Implement our Philosophy of Pay-For-Performance

Our employee equity granting practices are significantly directed at using pay-for-performance. Since 2007, nearly one third of the shares granted to all of our employees and 95% of our equity awards granted to our executive officers vest only based upon achieving performance milestones.

Overhang Reduction

Overhang is another method of calculating the dilutive effect of equity compensation programs, similar to SVT. We have significantly reduced the overhang caused by the spin-off of SunPower Corporation (the “SunPower spin-off” or “spin-off”). The SunPower spin-off gave rise to an immediate and significant increase in outstanding employee equity awards. Prior to the day of the SunPower spin-off, our overhang (expressed as employee equity grants available for grant or outstanding as a percentage of common stock outstanding plus equity grants available for grant or outstanding) was approximately 15%. This was our lowest overhang level in over a decade. Immediately after the SunPower spin-off on September 29, 2008, our overhang increased to approximately 45%. This number has decreased every quarter and now is approximately 24%. The Overhang Trend chart below depicts our overhang as it existed at the end of 2006 through the current period, December 30, 2012. As you can see, throughout 2008, our overhang percent trended down until the fourth quarter of 2008, the quarter in which SunPower was spun-off. As a direct result of equity awards adjustments made due to the spin-off, our overhang increased dramatically to 45% and has trended downward ever since to approximately 24% as of December 30, 2012.

Overhang Trend (%)

We have taken the following actions to reduce overhang:

—	We have executed our business plan strategies to drive our stock price higher and encourage employees to exercise stock options.

—	We have reduced our number of shares available to grant to new hires and annual awards on two separate occasions.

—	We have predominately issued restricted stock units rather than stock options, which tends to reduce our overhang.

—	We allowed our 1999 Stock Option Plan and its remaining share pool to expire with unissued awards.

We intend to remain focused on reducing overhang and will continue to take aggressive steps towards our goal.

Plan Benefits

The number of awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance.

The following table sets forth (a) the maximum number of shares subject to restricted stock units or performance share awards that could have been earned in fiscal year 2012, (b) the maximum number of shares subject to options granted under the Plan during fiscal year 2012, and (c) the fair market value on the grant date.

Name and Position	Maximum Number of Shares Subject to Restricted Stock Unit or Performance Share Awards	Maximum Number of Shares Subject to Stock Option Awards	Grant Date Fair Value ($)
T.J. Rodgers, CEO	576,831	—	9,194,686
Brad W. Buss, Executive Vice President Finance and Administration, CFO	360,519	—	5,746,673
Paul D. Keswick, Executive Vice President New Product Development	288,416	—	4,597,351
Dana C. Nazarian, Executive Vice President Memory Products Division	250,164	—	3,987,614
Christopher A. Seams, Executive Vice President Sales and Marketing	288,416	—	4,597,351
All executive officers, including the Named Executive Officers above, as a group	2,889,703	—	45,671,294
All directors who are not executive officers, as a group	89,481	—	1,224,995
All employees who are not executive officers, as a group	2,398,569	3,680,194	39,923,786

Summary

Equity awards are a key component of our overall compensation strategy, contributing a significant portion to our employees’ total compensation. We are asking our stockholders to allow us to continue to hire and retain skilled, motivated employees through our competitive employee performance-based equity program, and to not allow the impact that the SunPower spin-off and aggressive stock repurchase programs have had on our SVT calculations to negatively influence any decision regarding this proposal. We have continued to deliver strong returns to our stockholders and approval of this proposal is important so that we may continue to do so in the future. The Company has placed a great degree of emphasis on reducing its employee equity overhang and has significantly done so, reducing it from 45% in 2008 to approximately 24% in 2012.

Required Vote

The affirmative vote of the holders of a majority of the common stock present or represented at the meeting is required to approve the adoption of the Amended Plan and approve its material terms.

☑        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF ADOPTION OF THE AMENDED PLAN AND

APPROVAL OF ITS MATERIAL TERMS.

PROPOSAL FIVE

APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Background

This is a proposal to approve the amendment and restatement of our Employee Stock Purchase Plan (the “ESPP”) to:

—	extend the term of the ESPP by ten years,

—	provide for participation by non-US employees, and

—	reduce the maximum number of shares that may be used to annually replenish the ESPP share reserve from 12.4 million to two million.

If this proposal is not approved by our stockholders, the ESPP will expire on May 1, 2013. We would expect to be at a competitive disadvantage and would be forced to consider some type of additional cash profit sharing plan to make up for the loss of this important benefit. The cost of such programs could be in the range of approximately $10 million to $12 million dollars, which would not provide the alignment with our stockholders that the ESPP provides.

Our Board of Directors (the “Board”) approved an amendment and restatement of the ESPP, subject to obtaining stockholder approval, which will extend the term of the ESPP for an additional ten years from the date of our 2013 Annual Meeting, provide participation by non-US employees, and reduce the maximum number of shares that may be used annually to replenish the ESPP share reserve from 12.4 million to two million.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at our 2013 Annual Meeting.

Excluding Mr. Rodgers who is not eligible to participate by virtue of his greater than 5% share ownership, our named executive officers and employees have an interest in this proposal because they are eligible to participate in the ESPP.

Purposes and Effects of the Proposal

Encouraging employees to acquire equity ownership in the Company assures a closer alignment of the interests of participating employees in the ESPP with those of the Company’s stockholders. The proposed adjustments to the ESPP will enable the Company to continue to use the ESPP as a valuable tool for attracting and retaining key personnel throughout the world and to align the interests of ESPP participants with those of the Company’s stockholders. The ESPP is a key recruiting and retention tool for our average employee, especially given that we do not provide any matching program for our 401(k) plan like many of our competitors do, nor do we provide any defined benefit pension plans in the majority of locations including the United States.

Description of Employee Qualified Stock Purchase Plan

The following is a summary of the principal features of the ESPP and its operation. This summary is qualified in its entirety by reference to the ESPP as set forth in Appendix B.

Purpose

The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions or other contributions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “IRS Code”). The Company, however, does not guarantee that the ESPP so qualifies. The ESPP, as amended and restated, would also have a non-423 component, to allow for non-US participants to participate in the ESPP who may otherwise be ineligible given the restrictions of the IRS Code.

Term of ESPP

The ESPP will expire on May 1, 2013 unless sooner terminated pursuant to the provisions of the ESPP. If our stockholders approve this proposal, the plan will continue until May 10, 2023.

Eligibility

Any employee who is customarily employed for at least twenty (20) hours per week by the Company or its subsidiaries and that is designated as eligible by the Board as eligible to participate in the ESPP is eligible to participate in the ESPP. No employee who owns stock or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company may participate. As such our CEO is not allowed to participate due to his significant ownership position in the Company. Moreover, no employee may participate to the extent that they may purchase stock under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds $25,000 of fair market value (determined on the first day of any offering period) in any calendar year. As of March 1, 2013, the Plan had approximately 3,500 eligible participants.

Shares Available for Issuance

As of February 15, 2013, there are approximately 4.2 million shares of Company common stock which are available for issuance under the ESPP. Currently, the ESPP provides for an automatic annual increase equal to the lesser of (i) 12,360,660 shares, (ii) .75% of Issued Shares plus any shares reacquired by the Company during the fiscal year, or (iii) a lesser amount determined by the Board. In the case of (i) above, we plan to reduce the number of shares from 12,360,660 to 2,000,000 shares.

Offering Period

The ESPP is implemented by consecutive and overlapping eighteen (18) month offering periods (“Offering Periods”) beginning approximately every six months. New Offering Periods commence on the first trading day on or after December 31 and June 30 each year, or on such other date that the Board may determine. The Board has the power to change the duration of Offering Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

Participation

Eligible employees may participate in the ESPP by completing a subscription agreement authorizing payroll deductions pursuant to the ESPP. Payroll deductions may not be less than two percent (2%) and may not exceed ten percent (10%) of the participant’s aggregate compensation during the Offering Period. A participant may discontinue participation in the ESPP or decrease or increase the rate of payroll deductions during an Offering Period pursuant to the ESPP but may not change the rate or amount of payroll deductions more than two times in any one calendar year. In order to comply with Section 423(b)(8) of the Internal Revenue Code and eligibility limitations pursuant to the ESPP, a participant’s payroll deductions may be decreased to zero percent (0%).

Option Grant

The Internal Revenue Service views participants in our ESPP as receiving options. The price per share subject to the option is the lower of (i) eighty-five percent (85%) of the fair market value of a share of our common stock on the first day of the eighteen-month Offering Period, or (ii) eighty-five percent (85%) of the fair market value of a share of our common stock on the purchase date. On the first day of each offering period, each eligible employee participant is granted an option to purchase a number of shares of our common stock determined by dividing the employee’s payroll deductions accumulated prior to the purchase date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of our common stock on the first day of the Offering Period, or (ii) eighty-five percent (85%) of the fair market value of our common stock on the purchase date. The maximum number of shares subject to each option is determined by dividing $25,000 by the fair market value of a share of our common stock on the first day of the Offering Period, and other limitations pursuant to the ESPP.

Option Exercise

Unless a participant withdraws from the ESPP, a participant’s option for the purchase of shares is exercised automatically on each purchase date. The maximum number of full shares subject to option is purchased for the participant at the applicable option price using the accumulated payroll deductions in his or her account. During a participant’s lifetime, the participant’s option to purchase shares under the ESPP is exercisable only by that participant.

Automatic Transfer to Low Price Offering Period

In the event that the fair market value of our common stock is lower on a purchase date than it was on the first day of the Offering Period, all employees participating in the ESPP on the purchase date are deemed to have withdrawn from the Offering Period immediately after exercise of their option and to have enrolled as participants in the newly commencing Offering Period. A participant may elect to remain in the previous Offering Period by filing a written statement pursuant to the ESPP and prior to the automatic change.

Withdrawal; Termination of Employment

A participant may withdraw all, but not less than all, payroll deductions credited to his or her account and not yet used to exercise the option at any time by written notice to the Company. If a participant withdraws from an Offering Period, no further payroll deductions will be made during the Offering Period under the ESPP and payroll deductions will not resume at the beginning of the succeeding Offering Period.

If a participant fails to remain as our employee or ceases to meet the ESPP eligibility requirements, he or she is deemed to have elected to withdraw from the ESPP. Withdrawal from an Offering Period has no effect upon a participant’s eligibility to participate in succeeding Offering Periods which commence after termination of the Offering Period from which the participant withdrew, or in any similar plan which we may thereafter adopt.

Upon termination of the participant’s continuous status as an employee prior to a purchase date, payroll deductions credited to the participant’s account during the Offering Period but not yet used to exercise the option will be returned to the participant or, in the case of his or her death, to the person or persons entitled thereto, and the participant’s option will automatically terminate.

Adjustments Upon Changes in Capitalization & Certain Transactions

Any increase or decrease in the number of issued shares of our common stock resulting from a stock split, stock spin-off or payment of a stock dividend, or any other increase or decrease in the number of shares of our common stock effected without the participant receiving financial consideration proportionately automatically adjusts:

—	the number of shares of common stock covered by each ESPP option,

—	the number of shares of common stock which have been authorized for issuance under the ESPP, including the annual share replenishment limit of 2,000,000 shares (collectively, the “Reserves”), and

—	the price per share of common stock covered by each ESPP option.

Any other issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, will affect the number or price of shares of common stock subject to an ESPP option.

In the event of proposed dissolution or liquidation of the Company, all Offering Periods terminate immediately prior to the consummation of such proposed action, unless the Board provides otherwise.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP is assumed or an equivalent option is substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines to terminate and accelerate all Offering Periods.

The Board may adjust the Reserves, as well as the price per share of our common stock covered by each ESPP option, in the event that we undertake any reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of our outstanding common stock, and in the event that we are consolidated with or merged into any other corporation.

Amendment or Termination

The ESPP administrator may at any time and for any reason terminate or amend the ESPP.

Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the administrator is entitled to:

—	change the Offering Periods,

—	limit the frequency and/or number of changes in the amount withheld during an Offering Period,

—	establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,

—	permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections,

—	accrue and pay a dividend during the Offering Period, and

—

establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock properly correspond with amounts withheld.

In the event the administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence including, but not limited to (i) increasing the purchase price for any Offering Period including an Offering Period underway at the time of the change in purchase price; (ii) shortening any Offering Period so that Offering Period ends on a new purchase date, including an Offering Period underway at the time of the administrator action; and (iii) allocating shares.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the ESPP is determined, in part, on our common stock’s market value at the beginning of an Offering Period and at the end of a purchase period (or upon a purchase date within an Offering Period) and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of our common stock that were purchased during fiscal year 2012 under the ESPP, and (b) the average price per share purchase price paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Total Purchase Price ($)	FMV at Offer Date ($)
T.J. Rodgers	—	—	—
Brad W. Buss	1,476	16,761	19,719
Paul D. Keswick	706	8,017	9,432
Dana C. Nazarian	1,476	16,761	19,719
Christopher A. Seams	1,476	16,761	19,719
All executive officers, including the Named Executive Officers above, as a group	20,173	229,085	269,511
All directors who are not executive officers, as a group (1)	—	—	—
All employees who are not executive officers, as a group	667,290	7,577,745	8,914,994
Total	687,463	7,806,830	9,184,506

(1)	Directors who are not employees of the Company are not eligible to participate in the ESPP.

Tax Aspects

The tax consequences of the purchase of shares of common stock under the ESPP are as follows:

—

An employee will not have taxable income when the shares of common stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of ESPP shares.

—

For shares that the employee does not dispose of until more than 24 months after the first day of the Offering Period and more than 12 months after the purchase date (the “Holding Period”), the gain of up to 15% of the market price of the stock on the date of the Offering Period is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the Holding Period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss.

—

The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the ESPP within the Holding Period. The Company may not deduct any amount for shares disposed of after the Holding Period.

Required Vote

The affirmative vote of the holders of a majority of the common stock present or represented at the meeting is required to approve the adoption of the ESPP and approve its material terms.

☑        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE EMPLOYEE QUALIFIED STOCK

PURCHASE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Information as of March 1, 2013 with respect to our compensation plans (including individual compensation arrangements) under which equity securities of Cypress are authorized for issuance, are aggregated in the table below, which includes:

—	all compensation plans previously approved by security holders; and

—	all compensation plans not previously approved by security holders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	21.6 [1]	$7.61[2]	24.5[3]
Equity Compensation Plans Not Approved by Security Holders	4.9	$5.92	—
Total	26.5	$7.26[2]	24.5

1.	Includes 4.6 million shares of restricted stock units and restricted stock granted.

2.	Excludes impact of 4.6 million shares of restricted stock units and restricted stock which have no exercise price.

3.

Includes 19.2 million shares available for future issuance under Cypress’s Amended and Restated 1994 Stock Plan. In addition, the amount includes 4.2 million shares available for future issuance under Cypress’s employee stock purchase plan.

CORPORATE GOVERNANCE

We continue to review our corporate governance policies and practices to ensure that they comply with the requirements or recommendations of various authorities in corporate governance and the best practices of other public companies. Our business, assets and operations are managed under the direction of our Board of Directors (“Board”). Members of our Board are kept informed of our business through discussions with our chief executive officer, our chief financial officer, our executive officers, our general counsel, other officers and employees of the Company and our independent auditors, and by reviewing materials provided to them and participating in meetings of the Board and its committees.

Corporate Governance Changes in Fiscal Year 2012 and for Fiscal Year 2013

Because our Board is committed to strong and effective corporate governance, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NASDAQ listing standards.

Our Board continues to enhance our corporate governance policies and practices by enhancing its self-evaluation process. Specifically, the Company’s outside counsel engaged in one-on-one interviews with each director, allowing the directors to provide additional feedback on the Board’s performance and other matters related to the Company, as well as providing each director an opportunity to ask questions of outside counsel.

This change to our corporate governance policies and practices builds upon our solid corporate governance structure, which is exemplified by:

—	a strong independent chairman of the Board whose duties and responsibilities are set forth in our Bylaws and has been that way for over 25 years.

—	a Board that is up for election annually and has been for over 25 years.

—	the charters of the Board’s committees, which clearly establish the roles and responsibilities of each of the committees.

—	Board committees that are comprised of and chaired solely by independent directors.

—	a Board that has unrestricted access to the Company’s management, employees and professional advisers.

—	our annual director peer evaluation process.

—	our non-employee and independent directors meeting regularly in executive session.

—	a risk management program with specific responsibilities assigned to management, the Board, and the Board’s committees.

—	a director orientation and continuing education program.

—	our clear Code of Business Conduct and Ethics.

—	our Corporate Governance Guidelines.

—	our limitation on the use of perquisites for directors and executive officers.

—	the Compensation Committee’s engagement of an independent compensation consultant.

Additional information regarding the above aspects of our corporate governance and the changes made or proposed by our Board for fiscal years 2012 and 2013 is provided in this Proxy Statement in the sections entitled “Board Structure” and “Compensation Discussion and Analysis.”

Our Corporate Governance Guidelines cover, among other topics:

—	director independence;

—	Board structure and composition;

—	Board member nomination and eligibility requirements;

—	Board leadership and executive sessions;

—	limitations on other Board and committee service;

—	committees of the Board;

—	director responsibilities;

—	Board and committee resources, including access to management and employees;

—	director compensation;

—	director orientation and ongoing education;

—	succession planning; and

—	Board and committee self-evaluations.

The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted on our website at http://investors.cypress.com/governance.cfm.

Board Structure

Determination of Independence

The Board has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (also referred to as the “Exchange Act”) and NASDAQ Rule 5605. In order to make a determination of independence of a director as required by our Corporate Governance Guidelines and the rules of the SEC, the Board determines whether a director or a director nominee has a material relationship with Cypress (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with Cypress). Each director or director nominee completed a questionnaire, with questions tailored to the rules of NASDAQ, as well as the securities law requirements for independence. On the basis of the questionnaires completed and returned by each director, the Board determined that each of Messrs. Albrecht, Benhamou, Carney, Long, McCranie, Sherman, and van den Hoek is independent as determined under our Corporate Governance Guidelines, the rules of the NASDAQ and the Exchange Act. The Board determined that Mr. T.J. Rodgers, our president and chief executive officer, is not independent by virtue of his employment and position at Cypress. Apart from Mr. Rodgers, no other director has a relationship with Cypress other than through his membership on the Board and its committees. For an explanation of certain relationships between the Company and entities associated with our directors, please see “Certain Relationships and Related Transactions.”

Executive Sessions

Executive sessions of independent directors are generally held before each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including the chief executive officer, who is the only non-independent director. Except for the Operations Committee, the committees of the Board also generally meet in executive session at the end of each committee meeting. Members of the Operations Committee provide feedback to management following their attendance at the Company’s quarterly operations reviews.

Meeting Attendance

In fiscal year 2012, our Board held four (4) regularly scheduled meetings. Every director attended all of the Board meetings, and at least 75% of the meetings of the committees of the Board on which the director served. Our independent directors met four (4) times in executive sessions during regularly scheduled Board meetings in fiscal year 2012. Mr. Benhamou presided over all executive sessions of our directors.

Board Size, Membership and Nomination

The Nominating and Corporate Governance Committee is responsible for regularly assessing the size and composition of the Board and identifying exceptional director candidates in the event a vacancy occurs due to retirement or otherwise. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including requests to Board members and others for recommendations. Through the process of identification and evaluation, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, a broad knowledge base, integrity and capability on the Board.

Stockholders may recommend, with timely notice, individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background materials are provided on a timely basis (see “How and when may I submit proposals for consideration at next year’s annual meeting of stockholders, or nominate individuals to serve as directors for Cypress?” in the Question and Answer section). No such stockholder recommendations were received for consideration at this year’s Annual Meeting of Stockholders.

The qualifications of recommended director candidates will be reviewed by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in our Corporate Governance Guidelines and applicable securities laws, regardless of whether or not a potential candidate was recommended by a security holder, the Board, management or other parties. These criteria include the candidate’s skills, attributes, integrity, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the skill set, backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities and act in the best interest of the Company’s stockholders.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes meeting from time to time to evaluate biographical information and background material relating to potential candidates and if appropriate, conducting interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

Assuming that appropriate biographical and background material are provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. Therefore, in recommending candidates for Board nomination, the Nominating and Corporate Governance Committee makes an assessment of each candidate, including candidates recommended by a stockholder, in light of the nomination criteria set forth in the Company’s Corporate Governance Guidelines. This assessment includes the evaluation of skills, the individual’s character and integrity, general business and semiconductor industry experience, direct experience in the management of a corporation that is a customer that buys from the semiconductor industry, leadership profile, strategic planning abilities and experience, aptitude in accounting or finance, expertise in domestic and international markets, industry knowledge, understanding of relevant technologies, communications and interpersonal skills, and the ability and willingness to devote time as needed for Board services. The assessment is made in the context of the perceived needs of the Board from time to time.

The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with the criteria set forth in our Corporate Governance Guidelines. If the Board decides to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name of the nominee will be included in Cypress’s proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

Communications from Stockholders and Other Interested Parties

The Board will give appropriate attention to written communication on valid business issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chairman of our Board, with the assistance of the corporate secretary and internal legal counsel, is primarily responsible for monitoring communications from stockholders and other interested parties, and will provide copies or summaries of such communications to the other directors as the chairman considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of our Board considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any relevant business topic to the Board may do so by addressing such communication to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California, 95134 or sending an e-mail to CYBOD@cypress.com.

Independent Director Contact

Interested parties are able to make their concerns known to the non-management independent directors by electronic mail to CYBOD@cypress.com, or in writing addressed to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

Board Leadership Structure

Eric A. Benhamou serves as chairman of our Board of Directors. Our Board’s general policy, as stated in our Corporate Governance Guidelines, is that separate persons should hold positions of chairman of the Board and chief executive officer to enhance the Board’s oversight of management. Our leadership structure enhances accountability of our chief executive officer to the Board, provides a balance of power on our Board and encourages thoughtful decision-making. We also separate the roles in recognition of the differences in roles. While the chief executive officer is responsible for the day-to-day leadership of the Company and the setting of strategic direction, the chairman provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The chairman also provides performance feedback on behalf of the Board to our chief executive officer.

Stock Ownership Requirements

Directors

The Board has adopted stock ownership requirements to more closely align the interests of our directors and Named Executive Officers with those of our stockholders. The requirements provide that each non-employee director must own at least 20,000 shares of common stock of the Company. New directors are required to meet the requirement within three years of their appointment to the Board. All of our directors meet the stock ownership requirements, including Mr. Rodgers, our chief executive officer (“CEO”), who is an employee director.

Executive Officers

Our CEO is required to own Company stock having a value of at least five times his annual base salary. Our Named Executive Officers, other than the CEO, are required to own Company stock at least three times their annual base salary. Individuals have five (5) years to meet the stock ownership requirement. If the stock ownership requirement are not met after five years, then the executive must hold all future shares that vest (net of taxes) until the stock ownership requirements are met. All of our Named Executive Officers met the stock ownership requirements as of the end of fiscal year 2012.

Board’s Role in Risk Management Oversight

The Board implements its risk oversight responsibilities primarily through its various committees, which receive management on the potentially significant risks the Company faces and how the Company seeks to control, manage and mitigate risk where appropriate. If the report is deemed significant, the chairman of the relevant committee reports on the committee discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The Board’s four committees (Audit, Compensation, Nominating and Corporate Governance and Operations) oversee those risks that are most appropriate to their charters. For example, the Audit Committee oversees risks related to internal controls, financial reporting, fraud, insurance, treasury, ethics and compliance, and litigation. The Audit Committee also oversees the activities of the Internal Audit Department that independently assesses, audits and monitors risk throughout the Company. The Compensation Committee oversees risks related to employees, compensation and use of Company equity. The Nominating and Governance Committee oversees risks related to corporate governance, executive management and business ethics. The Operations Committee, primarily through attending quarterly operations review meetings, oversees risks related to operations, supply chain and customers. In more limited cases, such as with risks of significant new business concepts and substantial entry into new markets, risk oversight is addressed as part of the full Board’s engagement with our chief executive officer and management. Board members often discuss risk as a part of their review of the ongoing business, financial, and other activities of the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year.

Risk Considerations in our Compensation Programs

The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviews our compensation programs to avoid certain design features that have been identified by experts as having the potential to encourage excessive risk-taking, such as compensation mix overly weighted toward annual incentives and unreasonable goals or thresholds. The Compensation Committee determined that, for all employees, our compensation programs should encourage our employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short-term and long-term returns for our business and our stockholders without providing an incentive to take unnecessary risks. The Compensation Committee, with the assistance of Buck Consultants, LLC, an independent compensation consultant, intends to continue, on an on-going basis, a process of thoroughly reviewing our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Operations Committee. The membership and functions of each committee in 2012 are described in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Operations Committee
T.J. Rodgers
W. Steve Albrecht	Chairman
Eric A. Benhamou	Member	Chairman
Lloyd Carney	Member(1)	Member
James R. Long		Member	Chairman
J. Daniel McCranie			Member	Member
J. D. Sherman	Member
Wilbert van den Hoek			Member	Member

(1)	Mr. Carney stepped down from the Audit Committee as of December 8, 2012 due to his new role as CEO of Brocade Communications Systems. Mr. McCranie will replace Mr. Carney for fiscal year 2013.

The Audit Committee

The Audit Committee operates under a written charter adopted by our Board, and reviewed annually by the Audit Committee. The Audit Committee’s charter was established in accordance with Exchange Act Section 3(a)(58)(A) and is available on our website at http://investors.cypress.com/governance.cfm.

The Board has determined that all the members of the Audit Committee are independent as independence is defined under the NASDAQ Marketplace Rule 5605. The Board determined that each member of the Audit Committee is financially literate and has accounting and/or related financial management expertise as required under the NASDAQ rules.

In fiscal year 2012, the Audit Committee consisted of Messrs. Albrecht, Benhamou, Carney and Sherman. The Audit Committee met eight (8) times in fiscal year 2012 and generally met in executive session independently with each of management, our internal audit team and PricewaterhouseCoopers, our certified public accounting firm.

Our Board designated Mr. Albrecht as the “audit committee financial expert” in accordance with the requirements of the SEC and NASDAQ rules.

The responsibilities of our Audit Committee and its activities during fiscal year 2012 are described in its charter and the Report of the Audit Committee contained in this Proxy Statement.

In discharging its duties, the Audit Committee:

—	reviews and approves the scope of the annual audit.

—	assists the Board in the oversight of the Company’s compliance with legal and regulatory requirements.

—	meets independently with our independent registered public accounting firm, internal auditors, and our senior management to identify, assess, manage and mitigate areas of risk for the Company.

—

oversees and reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor performance, qualifications and independence issues, and the adequacy of the Audit Committee charter.

—	prepares an Audit Committee report, as required by the SEC, to be included in the Company’s annual proxy statement.

—	pre-approves all fees proposed by or paid to our independent registered public accounting firm.

—	reviews and provides input on the risk assessment processes in the Company, which will form the basis of the annual audit plan.

—	oversees the implementation of the whistleblower policy.

—	reviews SEC filings, earnings releases and other forms of significant investor communications.

The Compensation Committee

The Compensation Committee consists of Messrs. Benhamou, Carney, and Long. The Board has determined that the members of the Compensation Committee are independent as defined under NASDAQ rules. The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our directors, officers and management, the preparation of the annual report on executive compensation for inclusion in our proxy statement and oversight of the Company’s equity programs.

The Compensation Committee, through delegation by the Board, has overall responsibility for:

—	establishing the specific performance objectives for our chief executive officer and subsequently evaluating his compensation based on achievement of those objectives.

—	approval of performance objectives for our executive officers.

—	formulating, implementing, reviewing, and modifying the compensation of the Company’s directors and senior management.

—	recommending to the Board for approval the Company’s compensation plans, policies and programs.

—	reviewing and approving the Company’s Compensation Discussion and Analysis (“CD&A”) for inclusion in the proxy statement.

—	reviewing, revising in its discretion, and approving the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees.

—	reviewing the annual benefit changes made by the Company with respect to its employees.

—	providing feedback to the chief executive officer on his performance.

—	overseeing the stock plans of the Company and its subsidiary companies.

—	overseeing and monitoring executive succession planning for the Company.

—	periodic risk analysis of the Company’s compensation policies and programs.

In discharging its duties, the Compensation Committee retains the services of compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, Company and executive performance, equity plans and other issues. The Compensation Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by the Company. In fiscal year 2012, the Compensation Committee retained the services of Buck Consultants, LLC for various compensation-related services, including comparing our director compensation with the compensation of directors of our peer group companies.

No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Compensation Committee sometimes meets in executive session with its independent consultant to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the chief executive officer.

The Compensation Committee held five (5) meetings during our 2012 fiscal year. The Report of the Compensation Committee is contained in this Proxy Statement. The charter for our Compensation Committee is posted on our website at http://investors.cypress.com/governance.cfm.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Long, McCranie, and van den Hoek. The Board determined that the members of this Committee are independent as defined under the rules of NASDAQ. The purpose of the Nominating and Corporate Governance Committee is to:

—	identify and evaluate individuals qualified to become Board members.

—

recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, including any nomination of qualified individuals properly submitted by stockholders of the Company.

—	develop, maintain and recommend to the Board a set of corporate governance principles.

—	oversee the annual self-evaluation process of the Board and other Board committees.

—	ensure that stockholder proposals, when approved, are implemented as approved.

—	make recommendations to the Board on Board and Board committee membership.

—	oversee the director’s continuing education program.

The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2012.

The Nominating and Corporate Governance Committee held four (4) meetings during fiscal year 2012. The charter for our Nominating and Corporate Governance Committee is posted on our website at http://investors.cypress.com/governance.cfm.

The Operations Committee

The Operations Committee consists of Messrs. McCranie and van den Hoek. The purpose of the Operations Committee is to:

—	review strategic proposals and provide advice and counsel to Cypress regarding daily business operations; and

—	present to the management of the Company and the Board an independent assessment of Cypress’s business operations and practices.

To discharge their responsibilities, members of the Operations Committee attend various quarterly operations reviews and provide advice and counsel to the Company’s management. The charter of the Operations Committee is posted on our website at http://investors.cypress.com/governance.cfm.

Printed copies of the Corporate Governance Guidelines document, the Code of Business Conduct and Ethics, and the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Operations Committee are also available to any stockholder upon written request to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

COMPENSATION OF DIRECTORS

Non-Employee Director Cash Compensation

Our non-employee directors are paid an annual fee for serving on the Board, plus additional fees based on their committee service. Such fees did not change in fiscal year 2012 and are expected to remain the same in fiscal year 2013. The table below shows the cash compensation for our non-employee Board members in fiscal year 2012.

Position	2012 Annual Fees (1)
Non-employee director retainer	$50,000
Board chairman	$30,000
Audit Committee chairman	$20,000
Audit Committee member	$15,000
Compensation Committee chairman	$15,000
Compensation Committee member	$10,000
Nominating and Corporate Governance Committee chairman	$5,000
Nominating and Corporate Governance Committee member	$5,000
Operations Committee	$2,500 for each of the Company’s quarterly operations meetings attended

(1)	Excluding the Operations Committee fees, which are paid per meeting.

In addition to the retainer and meeting fees described above, non-employee directors are also reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings, business events on behalf of Cypress, and seminars and programs on subjects related to their responsibilities.

Non-Employee Director Equity Compensation

Upon their initial appointment to the Board, each non-management director is granted an award, in an amount determined by the Administrator in its sole discretion, not to exceed a grant date fair value of $750,000. Each outside director who was an outside director for a minimum of three months preceding the annual stockholder meeting will be granted an award for re-election in an amount determined by the administrator in its sole discretion, not to exceed a grant date fair value of $500,000. Such awards are subject to the limitations set forth in the Company’s stock plan and shall vest and be payable and shall be subject to such other terms and conditions as may be determined by the Administrator.

Non-Employee Director Stock Ownership Requirement

The Board has established a Non-Employee Director Ownership Requirement pursuant to which non-employee directors are required to own 20,000 shares of common stock of the Company. New directors are required to meet the requirement within three years of their appointment. All directors meet the stock ownership requirements. For more information about the Company’s stock ownership requirements, please refer to “Corporate Governance — Stock Ownership Requirements.”

DIRECTOR COMPENSATION

Fiscal Year Ended December 30, 2012

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
W. Steve Albrecht[3]	2012	85,000	174,999	-	-	-	0	259,999
Eric A. Benhamou[4]	2012	120,000	174,999	-	-	-	0	294,999
Lloyd Carney[5]	2012	75,000	174,999	-	-	-	0	249,999
James R. Long[6]	2012	70,000	174,999	-	-	-	0	244,999
J. Daniel McCranie[7]	2012	90,000	174,999	-	-	-	0	264,999
J. D. Sherman[8]	2012	65,000	174,999	-	-	-	0	239,999
Wilbert van den Hoek[9]	2012	166,250	174,999	-	-	-	0	341,249

1.

The value reported in the “Stock Awards” column represents the aggregate grant date fair value of awards granted in fiscal year 2012, as determined pursuant to FASB Accounting Standards Codification 718 (also referred to as “ASC 718”). The amount shown for each director reflects the grant date fair value of a grant for 12,783 shares made on May 11, 2012. The directors had the following number of unvested restricted stock units at the end of fiscal year 2012: each of Messrs. Albrecht, Benhamou, Carney, Long and McCranie, 8,241 shares; Mr. Sherman, 14,932 shares; and Mr. van den Hoek, 16,004 shares.

2.

No stock option awards were granted to our directors in fiscal year 2012. The following aggregate number of option awards was outstanding at the end of fiscal year 2012: Mr. Albrecht, 92,018 shares; Mr. Benhamou, 164,808 shares; Mr. Carney, 37,808 shares; Mr. Long, 157,606 shares; and each of Messrs. McCranie, Sherman and van den Hoek, 0 shares.

3.	Amount includes $50,000 Board retainer fee and $35,000 Audit Committee chairman fee.

4.	Amount includes $50,000 Board retainer fee, $30,000 for Board chairmanship, $15,000 Audit Committee member fee, and $25,000 Compensation Committee chairman fee.

5.	Amount includes $50,000 Board retainer fee, $15,000 Audit Committee member fee, and $10,000 Compensation Committee member fee.

6.	Amount includes $50,000 Board retainer fee, $10,000 Compensation Committee member fee, and $10,000 Nominating and Corporate Governance Committee chairman fee.

7.	Amount includes $50,000 Board retainer fee, $5,000 Nominating and Corporate Committee member fee, and $35,000 for attendance at our operations review meetings as member of the Operations Committee.

8.	Amount includes $50,000 Board retainer fee, and $15,000 Audit Committee member fee.

9.	Amount includes $50,000 Board retainer fee, $5,000 Nominating and Corporate Committee member fee, and $111,250 for attendance at our operations review meetings as member of the Operations Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of Cypress’s Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

—	Cypress’s accounting and financial reporting processes and the audit of Cypress’s financial statements.

—	the integrity of Cypress’s financial statements.

—	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting.

—	Cypress’s compliance with legal and regulatory requirements.

—	the independent registered public accounting firm’s appointment, qualifications and independence.

—	the performance of Cypress’s internal audit function.

The Audit Committee also reviews the performance of Cypress’s independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of financial statements and internal control over financial reporting and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company’s financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm and our internal auditors to discuss our internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended December 30, 2012, with management including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the results of management’s assessment of the effectiveness of Cypress’s internal control over financial reporting as of December 30, 2012. The Audit Committee reports on these meetings to our Board.

The charter of the Audit Committee is posted on our website  at http://investors.cypress.com/governance.cfm.

Cypress’s management has primary responsibility for preparing Cypress’s financial statements and for its financial reporting process. In addition, management is responsible for establishing and maintaining adequate internal control over financial reporting. Cypress’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of Cypress’s financial statements to generally accepted accounting principles and on the effectiveness of Cypress’s internal controls over financial reporting.

The Audit Committee hereby reports as follows:

(1)      The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2012 with Cypress’s management.

(2)      The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for Cypress, the matters required to be discussed by the Statement on Audit Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3)      The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP for Cypress as required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to Cypress’s Board of Directors and the Board approved that the Company’s audited financial statements be included in Cypress’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012 for filing with the SEC. The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as Cypress’s independent registered public accounting firm for fiscal year 2012.

Each member of the Audit Committee is independent as defined under the NASDAQ listing standards.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chairman

Eric A. Benhamou

Lloyd Carney

J. D. Sherman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding common stock beneficially owned as of February 1, 2013 (which includes any equity shares that will vest within 60 days thereof) as well as those shares that were actually owned as of February 1, 2013 for:

—	each of our directors.

—

our chief executive officer, our chief financial officer and each of the three other most highly compensated individuals who served as our executive officers at fiscal year-end (the “Named Executive Officers”).

—	all individuals who served as directors or executive officers at fiscal year-end as a group.

—	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our common stock.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned[1]			Shares Actually Owned[2]
Directors			Percent[3]
T.J. Rodgers	12,110,074	[4]	7.96%	7,966,493	[5]
W. Steve Albrecht	197,176	[6]	*	105,158	[7]
Eric A. Benhamou	309,646	[8]	*	144,838	[9]
Lloyd Carney	147,966	[10]	*	110,158	[11]
James R. Long	294,744	[12]	*	137,138	[13]
J. Daniel McCranie	81,890		*	81,890
J. D. Sherman	69,647		*	69,647
Wilbert van den Hoek	22,784		*	22,784

Named Executive Officers
Brad W. Buss	1,323,784	[14]	*	892,222	[15]
Paul D. Keswick	1,085,688	[16]	*	659,246	[17]
Christopher A. Seams	1,530,556	[18]	1.01%	740,712	[19]
Dana C. Nazarian	199,424	[20]	*	168,247	[21]
All directors and executive officers at fiscal year-end as a group	17,737,565	[22]	11.65%	11,392,712	[23]

5% Stockholders
FMR LLC[24] 82 Devonshire Street Boston, Massachusetts 02109	21,846,114		15.28%	—
The Vanguard Group, Inc.[25] 100 Vanguard Blvd. Malvern, PA 19355	7,314,371		5.11%	—
Citadel Investment Group II, L.L.C.[26] 131 S. Dearborn Street, 32nd Floor Chicago, IL 60603	7,941,372		5.21%	—

* Less than 1%. See footnotes on the next page.

1.

For each person and group included in this column, beneficially owned shares includes the number of shares of common stock that such person or group had the right to acquire within 60 days after February 1, 2013.

2.

For each person and group included in this column, shares owned by such person or group excludes the number of shares of common stock that such person or group had the right to acquire within 60 days after February 1, 2013.

3.

For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 145,875,765 shares of common stock outstanding as of February 1, 2013, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after February 1, 2013.

4.

Includes 7,546,493 shares of common stock held by Mr. Rodgers and options to purchase 4,143,581 shares of common stock, which are exercisable within 60 days of February 1, 2013. Also includes 420,000 shares of common stock held indirectly on February 1, 2013.

5.

Includes 7,546,493 shares of common stock held by Mr. Rodgers and excludes options to purchase 4,143,581 shares of common stock, which are exercisable within 60 days of February 1, 2013. Also includes 420,000 shares of common stock held indirectly on February 1, 2013.

6.	Represents 105,158 shares of common stock held directly by Mr. Albrecht and options to purchase 92,018 shares of common stock, which are exercisable within 60 days of February 1, 2013.

7.	Represents 105,158 shares of common stock held directly by Mr. Albrecht and excludes options to purchase 92,018 shares of common stock, which are exercisable within 60 days of February 1, 2013.

8.	Represents 144,838 shares of common stock held directly by Mr. Benhamou and options to purchase 164,808 shares of common stock, which are exercisable within 60 days of February 1, 2013.

9.	Represents 144,838 shares of common stock held directly by Mr. Benhamou and excludes options to purchase 164,808 shares of common stock, which are exercisable within 60 days of February 1, 2013.

10.	Represents 110,158 shares of common stock held directly by Mr. Carney, and options to purchase 37,808 shares of common stock, which are exercisable within 60 days of February 1, 2013.

11.	Represents 110,158 shares of common stock held directly by Mr. Carney, and excludes options to purchase 37,808 shares of common stock, which are exercisable within 60 days of February 1, 2013.

12.	Represents 137,138 shares of common stock held directly by Mr. Long and options to purchase 157,606 shares of common stock, which are exercisable within 60 days of February 1, 2013.

13.	Represents 137,138 shares of common stock held directly by Mr. Long and excludes options to purchase 157,606 shares of common stock, which are exercisable within 60 days of February 1, 2013.

14.	Represents 892,222 shares of common stock held directly by Mr. Buss and options to purchase 431,562 shares of common stock, which are exercisable within 60 days of February 1, 2013.

15.	Represents 892,222 shares of common stock held directly by Mr. Buss and excludes options to purchase 431,562 shares of common stock, which are exercisable within 60 days of February 1, 2013.

16.	Represents 659,246 shares of common stock directly held by Mr. Keswick and options to purchase 426,442 shares of common stock, which are exercisable within 60 days of February 1, 2013.

17.	Represents 659,246 shares of common stock directly held by Mr. Keswick and excludes options to purchase 426,442 shares of common stock, which are exercisable within 60 days of February 1, 2013.

18.	Represents 740,712 shares of common stock held directly by Mr. Seams and options to purchase 789,844 shares of common stock, which are exercisable within 60 days of February 1, 2013.

19.	Represents 740,712 shares of common stock held directly by Mr. Seams and excludes options to purchase 789,844 shares of common stock, which are exercisable within 60 days of February 1, 2013.

20.	Represents 168,247 shares of common stock held directly by Mr. Nazarian and options to purchase 31,177 shares of common stock, which are exercisable within 60 days of February 1, 2013.

21.	Represents 168,247 shares of common stock held directly by Mr. Nazarian and excludes options to purchase 31,177 shares of common stock, which are exercisable within 60 days of February 1, 2013.

22.

Includes 11,392,712 shares of common stock held directly or indirectly by our directors, executive officers, and their family members. Also includes options to purchase 6,344,853 shares of common stock exercisable as of February 1, 2013.

23.

Includes 11,392,712 shares of common stock held directly or indirectly by our directors, executive officers, and their family members. Excludes options to purchase 6,344,853 shares of common stock exercisable as of February 1, 2013.

24.

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed on February 13, 2013, with the SEC by FMR LLC. FMR LLC has sole voting power with respect to 1,427 shares and sole dispositive power with respect to 21,846,114 shares or common stock.

25.

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G filed on February 11, 2013, with the SEC by The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting power with respect to 102,712 shares, sole dispositive power with respect to 7,218,559 shares and shared dispositive power with respect to 95,812 shares.

26.

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G filed on June 18, 2012, with the SEC by Citadel Advisors LLC, Citadel Holdings II LP, Citadel Investment Group II, L.L.C. and Mr. Kenneth Griffin. Citadel Investment Group II, L.L.C. has shared voting power and share dispositive power with respect to all 7,941,372 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Introduction

This section describes the Company’s compensation philosophies, objectives and programs as well as the compensation-related actions taken in fiscal year 2012 for our chief executive officer, our chief financial officer and our three most highly compensated executive officers employed at the end of fiscal year 2012. These executives are referred to in this section as our Named Executive Officers or NEOs. Our NEOs for fiscal year 2012 were:

—	T.J. Rodgers — President and Chief Executive Officer;

—	Brad W. Buss — Chief Financial Officer and Executive Vice President, Finance and Administration;

—	Paul D. Keswick — Executive Vice President, New Product Development;

—	Christopher A. Seams — Executive Vice President, Sales and Marketing Operations; and

—	Dana C. Nazarian — Executive Vice President, Memory Products Division.

In this CD&A section, the terms “we,” “our,” and “us” refer to management, the Company and sometimes as applicable, the Compensation Committee (“Committee”) of the Company’s Board of Directors (the “Board”).

Compensation Philosophy and Objectives

The Company’s philosophy is to target total Named Executive Officer compensation at approximately the 50th percentile among our named peer group companies. A large component of that total compensation is comprised of 100% at-risk incentive cash compensation and equity compensation such that in years when our executives have high performance, they may be paid above the target and in years when they have low performance, they may be paid below the target.

Our executive officers earn their variable, performance-based compensation under our incentive cash compensation and equity programs. The performance targets under these programs are challenging and pre-determined both at the corporate level, through corporate goals, and at a personal level through individual goals set for each applicable period (i.e., each quarter, plus annual goals). The payout may be robust or meager depending on the level of goal achievement. If the goals are achieved at a high level, the total compensation for our Named Executive Officers could approximate the 75th percentile or more of the total compensation for similar positions in our peer group companies. Conversely, if the performance targets are not achieved under our performance-based cash or equity compensation programs, compensation for our Named Executive Officers is significantly diminished and we would expect that it would fall below the 50th percentile (depending on the extent to which the actual performance falls short of the target).

The compensation programs for our executives are designed to achieve the following objectives:

Attract and Retain Top Talent — to compete effectively for the highest quality of people who will determine our long-term success. We have structured our executive compensation program to be competitive with compensation paid by companies in the same market for executive talent, which may include public and private companies. This is very important, especially in the Silicon Valley area. To ensure we remain competitive, we generally administer an annual focal review process to evaluate the current level of compensation and equity for each employee (including our executive officers) is adequate and make adjustments based on merit. By using a ranking system in the annual focal review, we reinforce the direct and meaningful link between individual performance and rewards. Therefore, the higher an executive officer is ranked, the more likely they will receive a greater percentage increase in both equity and cash compensation.

Pay-for-Performance — to align executive compensation with Company, business unit and individual performance on both a short-term and long-term basis. Our NEOs’ total direct compensation is heavily weighted towards variable compensation, which includes quarterly and annual incentive cash bonuses and performance-based restricted stock units. None of our NEO’s have been granted any time or service-based stock awards while serving as a NEO for over five years. This aligns executive compensation with stockholder interests by tying a significant majority of total direct compensation to achieving performance goals. Both our variable cash and equity incentive awards are structured around very stringent, aggressive and measureable goals and by design are very rewarding when the goals are achieved and if the goals are not achieved, no payout is earned. As shown in the following chart, the performance-based incentives constitute by far the largest portion of potential compensation for the Named Executive Officers:

(1)    The percentages above were calculated using base salary, incentive cash compensation, grant date fair value of equity awards (not cash actually received), and all other compensation as reported in the Summary Compensation Table.

In considering our pay structure for our CEO, CFO and other NEOs relative to our pay-for-performance policy, we also compared changes in compensation relative to total stockholder return, both at Cypress and our peer group companies. The data showed that since Cypress’s stock price declined in fiscal year 2012, the realized total compensation of our NEOs has declined and no longer exceeds the median of our peer group companies. This reinforced our continued commitment to our pay-for-performance philosophy and our current pay structure.

In determining whether or not the above objectives are being met, the Company considers the results of the annual advisory ‘say-on-pay’ vote received by our stockholders. At our 2012 Annual Meeting, 80% of our stockholders approved the executive compensation programs used in 2011 and described in our 2012 Proxy Statement. We have employed the same compensation programs and policies for fiscal year 2012. After considering this strong stockholder support, the Committee has decided to continue to implement our effective pay-for-performance programs.

Peer Group Companies

In determining the appropriate compensation, the Company collects and considers data from a group of peer companies. The Committee compares our executive compensation program, including base salary, total cash compensation and equity awards, with compensation paid by a peer group consisting of a broad range of high technology companies with which Cypress typically competes for executive talent. The Committee reviews the composition of the peer group on an annual basis. Our peer group companies for 2012 are listed in the table below:

Peer Group Companies in 2012
Altera Corporation	Marvell Technology Group Limited
Atmel Corporation	Maxim Integrated Products, Inc.
Avago Technologies Limited	Microchip Technology Inc.
Cirrus Logic, Inc.	OmniVision Technologies, Inc.
Fairchild Semiconductor International, Inc.	ON Semiconductor Corporation
Integrated Device Technology Inc.	PMC-Sierra, Inc.
International Rectifier Corporation	Skyworks Solutions, Inc.
Intersil Corporation	Synaptics Incorporated
Linear Technology Corporation	Xilinx, Inc.
LSI Corporation

Data gathered on the peer group companies by our independent compensation consultant includes base salary, bonuses, targeted cash compensation (as available), equity awards and total direct compensation. Deferred compensation plans and other benefits are generally not considered.

In assembling the fiscal year 2012 peer group, the Committee considered companies that met the following criteria: (1) companies that compete with Cypress for key leadership talent; (2) companies with global operations; (3) companies based in the U.S. with significant levels of resources dedicated to research and development; and (4) company size. Notably, Cypress is smaller in terms of revenue, total assets and market capitalization than some of its peer group companies, which is taken into account by the Committee when comparing total direct compensation between the peer group companies and Cypress. For 2012, we removed Analog Devices, Inc., Broadcom Corporation, National Semiconductor Corporation, NVIDIA Corporation and SanDisk Corporation from our peer group companies and added Cirrus Logic, Inc., Fairchild Semiconductor International, Inc., International Rectifier Corporation, Intersil Corporation, Maxim Integrated Products, Inc., OmniVision Technologies, Inc., Skyworks Solutions, Inc. and Synaptics Incorporated because each of these newly-added companies fit the criteria used for our peer group companies selection process. The Committee generally intends to continue using this peer group for fiscal year 2013. We will make changes to the peer group as needed to reflect mergers, split-ups, spin-offs, or other significant corporate transactions involving the peer group companies.

Elements of Compensation

The components of our executive compensation program are: (i) base salary; (ii) variable and at-risk incentive cash compensation; (iii) performance-based equity awards; and (iv) limited benefit programs, such as our deferred compensation plans. We also offer standard health benefits and an employee stock purchase program to all our employees (excluding our CEO, who is ineligible to participate due to his greater than 5% stock ownership).

Below is a description of each of our elements of compensation, their objectives and their key features.

Compensation Element	Objectives	Key Features
Base Salary	- To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.

- Targeted at the 50th percentile of our peer group companies, but varies based on skills, experience and other factors.

- Adjustments are considered annually based on individual performance, level of pay relative to the market, and internal pay equity.

Performance-Based Incentive Cash Compensation (KEBP, PBP & DBP)

- Rewards annual corporate and individual performance and achieving strategic goals.

- Aligns NEOs’ interests with those of our stockholders by promoting strong annual results through increased profit margin, operating efficiency and achieving personal goals.

- Retains NEOs by providing market-competitive compensation.

- Quarterly and annual cash incentive payments are based upon the achievement of financial targets (percentage of non-GAAP profit before taxes) and individual performance goals. These cash incentive payments are also subject to the CEO achieving a certain level of performance. Therefore, any cash payout under this program is 100% performance-based.

- Annual cash incentive awards under KEBP and PBP can vary from 0% to 200% of the target amount.

-Annual cash incentive awards under DBP can vary from -10% to 500% of the target amount.

Performance-Based Restricted Stock (PARS)	- Aligns NEOs’ interests with long-term stockholder interests by linking part of each NEOs’ compensation to long-term corporate performance.	- Targeted at a level that will provide total direct compensation (base + annual incentive + equity awards) approximating above the 75th percentile of our peer group’s total direct compensation, but only if performance targets are achieved.

	- Provides opportunities for wealth creation and ownership, which promotes retention and enables us to attract and motivate our NEOs.	- Since 2007, none of our NEOs participating in the PARS Program have received any additional standard awards.

- Retention of NEOs through multi-year vesting of equity grants and annual performance periods.

Non-Qualified Deferred Compensation	- To provide retirement savings in a tax-efficient manner.	- NEOs can elect to defer up to 100% of their annual incentive cash payments or defer a portion of their base salaries.

- Balances in the deferred compensation plan are unfunded obligations and at risk. Investment returns on balances are linked to the returns of mutual funds and do not generate any above market returns. The Company does not guarantee any return or provide any matching contributions.

Base Salary

Base salaries for our Named Executive Officers depend on the scope of their responsibilities, their leadership skills and values, their performance and length of service. Decisions regarding salary increases are affected by the NEOs current salary and the amounts paid to their peers within and outside the Company.

Performance-Based Incentive Cash Compensation

We maintain three (3) performance-based incentive cash bonus plans. The Key Employee Bonus Plan (“KEBP”), in which all of our NEOs participate in except our CEO; the Performance Bonus Plan (“PBP”), in which our CEO is the only participant; and the Design Bonus Plan (“DBP”), in which Mr. Keswick, our Executive Vice President of New Product Development, is the only NEO participant as it is a bonus plan available only to our design and certain product development engineers.

Below is a summary of each of these incentive cash compensation plans. For actual fiscal year 2012 payments under each of these plans, please refer to “Fiscal Year 2012 Executive Compensation Actions.”

Key Employee Bonus Plan (“KEBP”)

Eligible senior and otherwise high-performing employees, including our Named Executive Officers, except our chief executive officer, participate in KEBP, which can pay out quarterly and annually and is a key part of our variable compensation structure. The objective of KEBP is to provide variable cash incentives to eligible participants. Each KEBP participant is placed at an incentive level, which determines the percentage of that individual’s base salary he or she is eligible to earn over the course of the year. Payout under KEBP is subject to achieving corporate financial performance objectives, individual performance objectives and CEO or executive officer performance. Therefore, payout can be drastically reduced or eliminated altogether depending on the performance of all three elements. The maximum target payout requires achieving very aggressive goals that are generally not fully achieved.

1.  Corporate Performance

Payout under KEBP is subject to the Company attaining a certain financial performance milestone established by the Committee (the “Financial Milestone”). In 2012, the Committee established the Financial Milestone based on a percentage of the Company’s non-generally accepted accounting principles profit before taxes percentage (“non-GAAP PBT%”) (which excludes, but is not limited to, stock-based compensation, acquisition-related expenses, impairments to goodwill, gains or losses on divestitures, investment-related gains and losses, restructuring costs, minority interests and related tax effects and other one-time costs or benefits). The Financial Milestone for fiscal year 2012 was unchanged from the prior fiscal year. There is no payout if the non-GAAP PBT% is 15% or less. Once non-GAAP PBT% reaches 15%, the plan scales linearly to 100% of the bonus target upon achievement of 25% non-GAAP PBT%. The plan continues to scale linearly up to a cap of 200% once non-GAAP PBT% reaches 35% - a level that has never been attained in the Company’s history. The PBT Factor substantially reduced KEBP payouts to our NEOs in fiscal year 2012. Below is a chart illustrating the floor, target and maximum payout thresholds:

2.  Individual Performance

The second element to KEBP is the achievement of individual performance objectives. These individual performance objectives, also known as “CSFs,” are measurable quarterly and annual performance goals that are identified by our executive officers or CEO and reviewed, modified as appropriate, and approved by our CEO in advance of each review period. Our CEO’s CSFs are submitted to, reviewed, modified as appropriate, and approved by the Board. Following each quarter, the CEO’s score is then reviewed, adjusted if necessary, and approved by the Committee.

CSFs for each period are scored on a scale of 0 to 100%, with each CSF representing a specific point value based on its importance to the Company and/or its level of difficulty. Specific scoring parameters that are used to determine whether the CSF has been achieved are also identified in advance in writing. At the end of each fiscal quarter, or fiscal year, as applicable, our executive officers “score” their CSFs based on the scoring parameters previously established. This score is reviewed, adjusted if necessary, and approved by our CEO. The specific CSFs designated for each executive officer often vary from quarter to quarter, and may include Company metrics, divisional metrics and individual performance metrics. Historically, our NEOs do not achieve 100% of their CSFs. In fiscal year 2012, our NEOs scored between 63% and 88% on their CSFs and in fiscal year 2011, they scored between 33% and 108% on their CSFs.

3.  Executive Officer Performance

The third element under KEBP is executive officer performance (the “EO Factor”). The EO Factor, regardless of the individual’s CSF achievement, can only reduce each NEOs KEBP payment. The EO Factor is determined by using the lower of the CEO CSF score or the NEO CSF score to determine an EO Factor. The EO Factor is determined as follows:

If the LOWER of the CEO CSF score and/or NEO CSF score is:	Then the EO Factor is:
80.0 or higher	100%
65.0 or higher, and less than 80.0	50%
Less than 65.0	0%

The EO Factor has typically reduced KEBP payouts to NEOs at least once per year over the last few years, including most recently in the third quarter of fiscal year 2012. The EO Factor further demonstrates the link between pay and performance under the Company’s incentive cash compensation plans.

4.  Payout under KEBP

To be eligible for a KEBP payment, the KEBP participant must still be employed by the Company on the payment date. There are 5 payouts under KEBP. Quarterly payouts under KEBP are made in the quarter following the measuring period, and the payout for the annual target is made within the first quarter following the applicable year.

Payouts under KEBP may be higher or lower based on the Company’s results and an individual’s CSF score, such that each NEO is motivated and challenged to achieve both short and long-term goals for the Company. The principles of a payout under KEBP are embedded in the following formula established by the Committee, which reflects how each incentive cash bonus payment is determined:

Annual Base Pay	×	Incentive Target Level%	×	Financial Performance Metric % Achievement	×	CSF Score	×	EO Factor
5

Performance Bonus Plan (“PBP”)

Our CEO was the only participant under the PBP in fiscal year 2012, and is currently the only participant. A PBP participant is not eligible to participate in KEBP. The PBP was designed to maintain the corporate tax deduction under Internal Revenue Code Section 162(m) for certain variable cash compensation paid to an executive officer to the extent such compensation exceeds $1 million in any one year.

Under the PBP, participants are eligible to receive cash payments based upon the attainment and certification of certain objective performance criteria established by the Committee. The performance measures for any performance period are one or more objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, product line, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee. Financial metrics may be determined in accordance with U.S. generally accepted accounting principles (“GAAP”), in accordance with International Accounting Standards Board (“IASB”) principles or may exclude any items otherwise includable under GAAP or IASB principles.

The PBP operates exactly like KEBP. It contains a corporate performance metric and individual performance metrics. Similar to KEBP, in fiscal year 2012 the Committee established non-GAAP PBT% as the PBP quarterly and annual corporate performance metric and it is calculated using the same formula described above. In addition, our CEO has individual performance objectives, or CSF’s, on a quarterly and annual basis. Our CEO’s

CSFs are submitted to, reviewed, modified as appropriate, and approved by the Board. Following each quarter, the CEO’s score is then reviewed, adjusted if necessary, and approved by the Committee. Like KEBP, even where the Company’s goal has been achieved, the actual payout is subject to reduction based on the CEO’s CSF score for the period. If the CEO’s CSF score for the period is more than 65.0% but less than 80.0%, then the CEO’s PBP payment is reduced by 50% for that period. If the CEO’s CSF score for the period is less than 65.0%, then the CEO’s PBP payment is reduced to zero for that period.

The PBP, like KEBP, has quarterly and annual components. Our Committee retains the discretion to reduce or eliminate any PBP award that would otherwise be payable.

Design Bonus Plan (“DBP”)

The Design Bonus Plan was instituted in 2010 to incentivize design and engineering efforts at the Company. The DBP is available to all employees who are design engineers and certain product development engineers. Mr. Keswick was the only NEO who participated in the DBP in fiscal year 2012. Participants in the DBP are eligible to receive an incentive multiplier (“IM”) of 2X their cash incentive compensation for on-time performance and up to 5X for delivering First 100 Engineering Samples (“ES100”), a significant product development milestone, ahead of schedule. To participate in the DBP, eligible NEO’s must put at-risk 10% of their quarterly base salary and 50% of what would be earned under the quarterly KEBP. Actual payout under the DBP is measured by evaluating progress of the project made relative to the original schedule from the first day of the quarter to the last day of the quarter. The IM is calculated based on the achievement of project milestones ahead or behind the original project schedule for any given fiscal quarter. If the IM does not reach a certain level of achievement, then a component of the quarterly bonus payment will be further subject to a vesting period. The funds will vest upon reaching certain achievement levels and are subject to scaling factors based on the difference between the original commitment and actual performance.

Payouts under the DBP are calculated as follows:

Pay Out (current period) = (50% of KEBP earned + 10% of quarterly base salary) * Incentive Multiplier (up to 1.5 on each project)

Bonus payments for an IM greater than 1.5 are payable once the ES100 milestone is achieved, and are subject to an ES100 scaling factor, which can range from 0% to 150%. The formula for these additional payments is as follows:

Pay Out (future vesting, paid at ES100) =

(50% of KEBP + 10% of quarterly base salary) * Incentive Multiplier (above 1.5 on each project) * ES100 Scaling Factor

Performance Accelerated Restricted Stock Program (“PARS”)

Our equity program is intended to provide a long-term incentive to help (1) achieve our business objectives, (2) attract, motivate and retain key talent, and (3) align our executives’ interests with stockholders’ interests. Our Amended and Restated 1994 Stock Plan (the “Plan”) permits us to grant service-based awards and long-term performance-based awards, including our PARS program that we adopted in 2007 to retain and incentivize key employees.

In 2007, under the PARS program, we awarded five-year performance-based vesting restricted stock units (“RSUs”) to key employees, including our NEOs and our other executive officers. Our executive officers, including our NEOs, did not receive any other standard awards since their PARS grant in 2007, which were earned from 2007-2011. With the original PARS grant due to expire in 2011, we took steps to ensure the effectiveness of the PARS program going forward. To that end, in February 2012, we awarded one-year performance-based vesting RSUs to our executive officers that covered 2012. The Committee releases all earned shares following certification that the applicable performance milestone has been achieved, net of all federal and state withholding tax requirements. Following final certification by the Committee, if the performance milestone is not achieved in full, the portion of the target shares for that particular performance milestone in the given period is forfeited and returned to the Plan.

For achievement in fiscal year 2012 of the 2012 PARS award, please refer to “2012 Performance Accelerated Restrict Stock Program (“PARS”).”

Non-Qualified Deferred Compensation

The Company also maintains an unfunded, nonqualified deferred compensation plan which allows eligible participants, including executive officers, to voluntarily defer receipt of a portion or all of their salary or cash bonus payment, as the case may be, until the date or dates elected by the participants, thereby allowing the participating employees to defer taxation on such amounts. There are two Non-Qualified Deferred Compensation plans available, one of which pays a death benefit two times participant contributions. All eligible employees have the option to choose which plan they participate. Mr. Rodgers and Mr. Seams qualify for the death benefit payable under their Non-Qualified Deferred Compensation plan. Refer to the table entitled “Non-Qualified Deferred Compensation” for employee contributions and performance under this benefit plan in fiscal year 2012.

Other Compensation Limited

We limit all other compensation to our Named Executive Officers. For example, the Company does not provide a defined benefit pension plan, a match to employee contributions to our 401(k) plan or any material perquisites.

No Employment and Severance Agreements

Our Named Executive Officers do not have employment, severance or change-of-control agreements. They serve at the will of the Board, which enables us to set the terms of any termination of employment.

2012 Overview

Financial Performance

The Company grew revenue a very strong 31% annually in 2010 and 13% in 2011, at a rate far greater than the industry. However, the macro issues impacting the world plus some customer specific issues impacted us far greater than the average company in our industry for fiscal year 2012. As such our financial performance suffered and earned compensation was down to the lowest levels since 2005. Some of our fiscal year 2012 financial and operational results are as follows:

—	Our revenue decreased 22.7% in fiscal year 2012 due to certain end customer issues and a weak macro environment.

—

GAAP earnings per share decreased from $0.90 in fiscal year 2011 to a loss of $0.15 per share in fiscal year 2012 due to lower earnings, one-time items that were benefits in fiscal year 2011 that did not re-occur in fiscal year 2012 and one-time acquisition related expenses associated with our acquisition of FRAM memory maker, Ramtron International Corporation.

—	Non-GAAP earnings per share decreased from $1.25 in fiscal year 2011 to $0.55 in fiscal year 2012 due mainly to lower earnings.

—	Cash flow from operations totaled $135 million or 17.5% of revenue.

—	We achieved a fiscal year 2012 non-GAAP return on assets of 52%.

—	We returned $295 million in cash to our stockholders through our stock repurchase and dividend programs.

—	We increased our quarterly dividend from $0.09 per share to $0.11 per share, a current yield of approximately 4% which is a rate almost 200% greater than the S&P.

—	We achieved significant major new product launches in SRAM, USB, PSoC and TrueTouch

—	We further enhanced our product portfolio by acquiring Ramtron and divesting Cypress Envirosystems, Inc.

—

Our three-year average equity net burn rate (which reflects the potential dilutive effect of our annual stock grants is calculated by expressing the total net equity awards in a given year as a percentage of the total number of common shares outstanding) of 1.9% continues to be well below industry standards.

—	Stock-based compensation expense decreased 26% in fiscal year 2012 to the lowest level since 2006.

For six straight years ending in fiscal year 2011, our annual stock price performance outperformed the Philadelphia Semiconductor Sector Index (“SOXX”) our major semiconductor benchmark index. That strong streak ended in fiscal year 2012 and we substantially under-performed the SOXX. Our stock price for fiscal year 2012 was very volatile and ranged from a high of $19.15 to a low of $8.89 and closed fiscal year 2012 at $10.50. Since our $2.6 billion spin-off of SunPower Corporation to our stockholders in September 2008 and through our 2012 fiscal year-end, our common stock has appreciated by 101% exceeding the SOXX by a wide margin, which increased 23%. On a five-year basis, which is our major long-term benchmark, we exceeded the SOXX by 88%. Please refer to the tables below for a comparison of our stock price performance to our major benchmarks.

One-Year Stock Performance: Fiscal Year End 2011 vs. Fiscal Year End 2012

Post SunPower Spin-Off Appreciation: September 30, 2008 to Fiscal Year End 2012

Five-Year Stock Appreciation: Fiscal Year End 2007 vs. Fiscal Year End 2012

Fiscal Year 2012 Executive Compensation Actions

During fiscal year 2012 the Company made no major changes to its pay-for-performance compensation philosophy or to the main financial targets of its compensation elements. As a result of our mixed financial performance, executive compensation decreased significantly, consistent with our pay-for-performance compensation programs.

2012 Base Salary

We target executive officers’ base salaries at approximately the 50th percentile of base salaries for similar positions in our peer group companies. In May 2012, as part of its annual review of executive compensation, the Committee reviewed the base salaries of our Named Executive Officers, focusing on the competitiveness of salaries and ensuring base salaries remained at or near the 50th percentile. Based on that review, our Named Executive Officers, including our CEO, did not receive salary increases. Instead, their base salaries were maintained to the approximate median level among our peer group companies. Below is a summary of the salary of our NEOs for fiscal year 2012:

Name	2012 Salary	% Increase from 2011
T.J. Rodgers	$600,000	0%
Brad W. Buss	$347,527	0%
Paul D. Keswick	$329,073	0%
Christopher A. Seams	$394,714	0%
Dana C. Nazarian	$279,965	0%

2012 Incentive Cash Compensation

Consistent with our pay-for-performance philosophy, the lack of performance in various financial and operational goals in fiscal year 2012 resulted in substantially lower incentive cash compensation to our NEOs in 2012 versus fiscal year 2011.

Key Employee Bonus Plan

In 2012, the incentive cash compensation target percentage for our executive officers remained the same as in previous years and was targeted to provide an above-median opportunity of 80% of base salary for all of Named Executive Officers, except our CEO, under our KEBP program. No executive officer achieved the targeted total cash compensation for each performance period either in 2011 or 2012.

The quarterly and annual targets for non-GAAP PBT%, our actual non-GAAP PBT% achievement, and the percentage of achievement against plan for our 2012 fiscal year are set forth in the following table (percentage achievement is calculated on a linear scale where 15% is zero and 25% is at 100%):

2012 Fiscal Year Period	Non-GAAP PBT% Target	Non-GAAP PBT% Achieved	Percentage Achievement Against Target
First Quarter	25.0%	11.3%	0%
Second Quarter	25.0%	15.3%	3.5%
Third Quarter	25.0%	16.7%	17.2%
Fourth Quarter	25.0%	4.4%	0%
Annual	25.0%	12.2%	0%

In determining the amount of cash incentive pay payable under KEBP, the Committee uses the final CSF scores for the given review period as a component in the formulas that determine the bonus to be paid under each plan. In order to apply its discretion to reduce the maximum payout under KEBP, the Committee considers the participant’s CSF score for the applicable period. Below is a summary of certain quarterly and annual CSF performance goals for each Named Executive Officer:

Brad W. Buss. In fiscal year 2012, our chief financial officer, Mr. Brad W. Buss’ annual and quarterly CSFs included implementing initiatives with distributors, establishing a revolving line of credit, executing strategies for improved stockholder returns, revenue and profit improvement, and executing on our world class profit initiative. Mr. Buss also had goals related to achieving certain cost savings, executing patent monetization strategies, improving certain business processes, the acquisition and integration of Ramtron International Corporation and implementing programs to make it easier for customers to do business with Cypress.

Paul Keswick. In fiscal year 2012, our executive vice president of New Product Development, Mr. Paul Keswick’s annual and quarterly CSFs included developing and executing various plans for 2012 product launches, new product development, and improving several of Cypress’s business and product design processes. Mr. Keswick also had goals related to developing and executing design and applications, reducing operating expenses, integrating worldwide design sites, executing information technology projects, ensuring team development and increasing customer satisfaction.

Christopher Seams. In fiscal year 2012, our executive vice president of Sales and Marketing, Mr. Christopher Seams’ annual and quarterly CSFs included team and site development, maintaining ASPs, increasing profit, market penetration and new design wins, and increasing customer satisfaction, including developing stronger relationships with key customers. Mr. Seams also had goals related to product launches, achieving certain revenue performance targets, developing and measuring programs to improve our customer base for specific product lines, reducing sales and marketing expenses, and other strategic initiatives for product marketing and distribution.

Dana Nazarian. In fiscal year 2012, our executive vice president of the Memory Products Division, Mr. Dana Nazarian’s 2012 annual and quarterly CSFs included reducing manufacturing expenses, increasing SRAM market share, improving gross margin and achieving other key financial metrics. Mr. Nazarian also had goals related to managing inventory levels, the acquisition and integration of Ramtron International Corporation, new product development and launches, and developing stronger relationships with key customers.

Below is a historical table that shows the two-year KEBP achievement by our Named Executive Officers:

	2011						2012
KEBP	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE
Brad W. Buss	59%	89%	108%	38%	84%	76%	0%	2%	7%	0%	0%	2%
Paul D. Keswick	58%	79%	44%	35%	35%	47%	0%	1%	7%	0%	0%	2%
Christopher A. Seams	57%	82%	108%	34%	78%	72%	0%	1%	6%	0%	0%	1%
Dana C. Nazarian	—	—	—	—	—	—	0%	1%	6%	0%	0%	1%

Performance Bonus Plan

In fiscal year 2012, the incentive cash compensation target percentage for our CEO remained the same as in previous years and was targeted to provide an above-median opportunity of 175% of base salary under the PBP.

The Non-GAAP PBT% under the PBP was the same payout as described above under “Key Employee Bonus Plan.”

In fiscal year 2012, our chief executive officer, Mr. T.J. Rodgers’ annual and quarterly CSF performance goals included strategies for reducing operating expense, increasing revenue, improving gross margin and achieving other financial metrics, achieving certain design win metrics, maintaining ASPs, new product development and launches, and measuring programs to make it easier for customers to do business with Cypress. Mr. Rodgers’ goals also included new system and software development, achieving certain quality milestones, team and site development, and strategic hiring.

Below is a historical table that shows the two-year PBP achievement by our CEO:

	2011						2012
PBP	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE
T.J. Rodgers	61%	87%	101%	33%	79%	72%	0%	1%	6%	0%	0%	1%

Design Bonus Plan

In fiscal year 2012, Mr. Paul Keswick, our executive vice president of New Product Development, is the only NEO who participated in the DBP. Mr. Keswick’s IM is calculated for each period based on a weighted average of the performance of active new product projects compared to their original schedules.

Below is a historical table that shows Mr. Keswick’s IM achievement under DBP over the last eight quarters:

		2011					2012
DBP Incentive Multiplier		Q1	Q2	Q3	Q4	AVERAGE	Q1	Q2	Q3	Q4	AVERAGE
Paul D. Keswick	Paid in Current Period	1.13	1.16	0.91	0.76	0.99	1.40	1.05	.90	.98	1.08
	Vested for Possible Future Payout	1.63	1.39	0.50	0.88	1.10	1.21	.88	1.06	.89	1.01
	Total	2.76	2.55	1.41	1.64	2.09	2.61	1.93	1.96	1.87	2.09

2012 Performance Accelerated Restrict Stock Program (“PARS”)

In early 2012, the Committee set the performance goals under which participants were eligible to earn their PARS. There are 3 levels of grants under the 2012 PARS program: the Core Grant, Tier 1 Grant and Tier 2 Grant. The milestones for each grant and the actual percent achieved in fiscal 2012 were as follows:

Core Grant

57.14% of the total targeted PARS award could be earned based on the Core Grant Scorecard, which is based on the CEOs fiscal year 2012 CSFs (which included financial, product development and business process improvement goals). The payout for this milestone is 100% if the “Core Grant Scorecard” achieves a score of 90.0 points or greater and adjusts on a linear scale down to 0% if 50.0 points or less is achieved. For fiscal year 2012, the Core Grant Scorecard was 70.39 out of 100 and the percentage attainment was 51%.

Tier 1 Grant

28.57% of the total targeted PARS award could be earned if Cypress is awarded one or more design wins opportunities at a leading consumer product company in fiscal year 2012 using a TrueTouch or Trackpad product. The payout for this milestone is 100% if the total design win opportunity is at least $5.0 million and adjusts on a linear scale down to 0% if the total design win opportunity value is $2.5 million or less. For fiscal year 2012, the Tier 1 Grant milestone achievement was zero.

Tier 2 Grant

14.29% of the total targeted PARS award could be earned if Cypress’s revenue increases at a higher annual rate during fiscal year 2012 than Altera Corporation, Atmel Corporation, GSI Integrated Device Technology, Inc., Maxim, Microchip Technology Inc., SMSC, Synaptics, Inc. or Xilinx, Inc. (“Tier 2 Grant Peer Group”). For fiscal year 2012, the Tier 2 Grant milestone achievement was zero. The payout for this milestone adjusts as follows:

Payout	Requirement
100%	Cypress must achieve the highest annual growth rate versus the Tier 2 Grant Peer Group
75%	Cypress must achieve the second highest annual growth rate versus the Tier 2 Grant Peer Group
50%	Cypress must achieve the third highest annual growth rate versus the Tier 2 Grant Peer Group
25%	Cypress must achieve the fourth highest annual growth rate versus the Tier 2 Grant Peer Group
0%	Cypress’s annual grown rate is lower than the fourth highest among the Tier 2 Grant Peer Group

The following table sets forth the maximum targeted shares that could be earned in fiscal year 2012 by our Named Executive Officers under PARS and the actual payouts, as approved by the Compensation Committee for our Named Executive Officers. The maximum number of targeted shares that could be earned in fiscal year 2012 versus fiscal year 2011 was reduced by 12.5% for each Named Executive Officer. The total overall achievement under the PARS program in fiscal year 2012 was approximately 29% of target, the lowest percentage achieved under the PARS program since its inception in 2007. Due to not achieving 100% of the targeted shares, 1,250,420 shares previously granted to our NEOs were forfeited and returned to the Company’s equity pool in January 2013.

Named Executive Officer	2012 Maximum Target Shares	Total Number of Shares Earned in 2012
T.J. Rodgers	576,831	168,022
Brad W. Buss	360,519	105,013
Paul D. Keswick	288,416	84,011
Christopher A. Seams	288,416	84,011
Dana C. Nazarian	250,164	72,869

The actual dollar value earned by the NEO’s was 80% lower than fiscal year 2011. The dollar amount shown in the Summary Compensation Table for PARS grants reflects the ASC 718 fair value on the date the shares were granted and assumed a 90% attainment of the Core Grant and zero percent attainment of each of the Tier 1 and Tier 2 Grants, which were stretch goals, in accordance with SEC Regulation S-K, Item 402. In 2012, our stock price on the date of grant was $15.94 and the price on December 31, 2012, the date of delivery, was $10.50. The following table shows what was actually earned by showing the difference between the grant date fair value and the delivery date value. As a result of our lower trading price at the end of fiscal year 2012 and our failure to fully achieve our Core Grant Target, the delivery date value was approximately 38% lower than the grant date value. Delivery date values are pre-tax amounts and after tax amounts are approximately 45% to 60% lower depending on each NEO’s personal tax rate.

Named Executive Officer	Grant Date Value ($)	Delivery Date Value($)
T.J. Rodgers	4,728,684	1,764,231
Brad W. Buss	2,955,418	1,102,637
Paul D. Keswick	2,364,350	882,116
Christopher A. Seams	2,364,350	882,116
Dana C. Nazarian	2,050,775	765,125

CEO Compensation

Consistent with the Company’s philosophy on pay-for-performance, in fiscal year 2012, over 92.5% of Mr. Rodger’s total direct compensation was in the form of variable compensation, comprised of performance-based quarterly and annual incentive cash bonuses and annual performance-based restricted stock units. Mr. Rodgers did not receive an increase in his base salary in fiscal year 2012 and has not received any increase since fiscal year 2006. Mr. Rodgers received a maximum targeted PARS grant in fiscal year 2012 with a grant date fair value 20% lower than fiscal year 2011. In fiscal year 2012, Mr. Rodgers received an average achievement of 1% under his incentive cash bonus plan and 29.13% achievement under the performance-based restricted stock unit program, levels significantly lower than in fiscal year 2011.

Fiscal Year 2013 Executive Compensation Actions

Key Employee Bonus Plan and Performance Bonus Plan

In fiscal year 2013, the Financial Milestone for our NEOs participating in KEBP and PBP was set at 10% PBT for the zero percent point and 20% for the 100% point. There is no payout if the non-GAAP PBT% is 10% or less. Once non-GAAP PBT% reaches 10%, the plan scales linearly to 100% of the bonus target upon achievement of 20% non-GAAP PBT%. The plan continues to scale linearly up to a cap of 200% once non-GAAP PBT% reaches 30%. It is currently expected that the actual achievement will be significantly under the target threshold.

Executive Compensation

Executive management proposed that they receive no base salary increase in 2013, unless due to changes in roles and responsibilities, and the Compensation Committee has agreed.

Other Compensation-Related Policies

The Role of the Compensation Committee

The Committee:

—	establishes the performance objectives for our chief executive officer and other Named Executive Officers and evaluates and adjusts their compensation based on achievement of those objectives.

—	formulates, approves, reviews and modifies the compensation of the Company’s directors and executive officers.

—	oversees the administration of the Company’s compensation plans.

—	recommends to the Board for approval the Company’s compensation plans, policies and programs.

—	reviews, revises in its discretion, and approves the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees.

—	reviews and revises in its discretion the annual benefit changes made by the Company with respect to its employees.

—	oversees equity plans of the Company’s subsidiaries.

—	oversees annual risk analysis of our compensation policies and programs, including the clawback policy.

The Role of Compensation Consultants

Buck Consultants, LLC, an independent compensation consulting firm is engaged as a consultant by the Committee, reports directly to the Committee, and assists the Committee in determining the appropriate executive compensation for our Named Executive Officers. This is done, in part, by comparing the current salary, bonus, and equity awards of our Named Executive Officers to comparable positions at peer group companies. Buck Consultants is independent from the Company, has not provided any services to the Company other than to the Committee, and receives compensation from the Company only for services provided to the Committee. The Committee typically asks Buck Consultants to attend the Committee’s regular meetings and many of the Committee’s special meetings, including executive sessions of the Committee at which management is not present.

The Role of Executive Officers in Determining Executive Compensation

Other than our chief executive officer, who participates in setting the compensation of the other executive officers through his recommendations to the Committee, our executive officers do not directly participate in determining their compensation. Our chief executive officer does not participate directly in setting his own compensation. However, our executive officers, including our chief executive officer, do participate indirectly by initially proposing their quarterly and annual goals (subject to review, revision and approval), the achievement of which impacts their variable cash compensation under our cash incentive plans. Mr. Rodgers’ salary, bonus and equity grants are determined by the Committee after considering the peer group analysis undertaken by our consultant, Mr. Rodgers’ job performance, the responsibilities of his position, and Company performance.

Prohibition on Derivative Trading

We prohibit derivative transactions in our Company stock by officers and directors directly or indirectly. Specifically, a director or an officer may not, at any time:

—

directly or indirectly sell any equity security, including derivatives, of the Company if he or she (1) does not own the security sold, or (2) if he or she owns the security, does not deliver it against such sale (a “short sale against the box”) within twenty days thereafter, or does not within five days after such sale deposit it in the mail or other usual channels of transportation.

—	engage in short sales, the purchase of put options or any other transaction whereby one derives a benefit from a decline in the Company’s stock price.

Use of Cypress Owned Shares in Margin or Collateral Accounts

Our NEO’s and other executive officers and directors may from time to time use the Cypress shares they own outright as collateral for margin or other type of loan instruments. Under such agreements, the shares may be called away and sold by third parties in certain circumstances. This could impact the NEO’s share ownership, impact the share price of the Company’s common stock, or take place when the trading window is otherwise closed for our NEOs. Currently Messrs. Rodgers and Buss use a substantial portion of their Cypress shareholdings as collateral under various margin and debt instruments. The stock price of the Company continues to be volatile and as such those shares could potentially get called away or sold to satisfy a potential margin call. Even if such shares were called, Messrs. Rodgers and Buss would still meet their minimum stock ownership requirements.

Perquisites and Other Benefits

Cypress does not provide any material perquisites to its Named Executive Officers.

Company’s policy on IRS 162(m)

Our management and the Committee have considered the implications of Section 162(m) of the Internal Revenue Code of 1986. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or certain other executive officers. This section also provides for certain exceptions to this limitation, including compensation that is performance-based within the meaning of Section 162(m). Our Performance Bonus Plan enables us to qualify more compensation as deductible performance-based compensation. Many of our executive compensation plans are designed to qualify payments thereunder as deductible performance-based compensation. In order, however, to preserve flexibility in designing our compensation programs, not all amounts we pay may qualify for deductibility.

Severance/Change-in-Control Compensation

None of our Named Executive Officers have contractual severance or change-in-control benefits.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Cypress specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis (which is incorporated by reference in this report) with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Cypress’s Annual Report on Form 10-K for the year ended December 30, 2012.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Eric A. Benhamou, Chairman Lloyd Carney James R. Long

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation information for fiscal years 2010, 2011 and 2012 for the Named Executive Officers.

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total Compensation ($)

T.J. Rodgers President, Chief Executive Officer and Director	2012	726,919	—	4,728,684	—	15,865	4,356	5,475,824
	2011	669,227	—	11,460,141	—	757,087	4,356	12,890,811
	2010	598,766	—	7,239,062	—	1,092,807	266,805[6]	9,197,440

Brad W. Buss Executive Vice President, Finance & Administration, Chief Financial Officer	2012	347,526	6,683	2,955,418	—	3,944	536	3,314,107
	2011	343,630	—	7,162,590	—	208,561	526	7,715,307
	2010	333,631	—	4,524,414	—	291,212	512	5,149,769

Paul D. Keswick Executive Vice President, New Product Development	2012	329,077	—	2,364,350	—	62,354	1,440	2,757,221
	2011	325,629	—	5,730,062	—	158,711	756	6,215,158
	2010	319,527	—	3,619,531	—	276,770	745	4,216,573

Christopher A. Seams Executive Vice President, Sales and Marketing	2012	394,722	—	2,364,350	—	4,506	951	2,764,529
	2011	407,356	—	5,730,062	—	225,293	604	6,363,315
	2010	373,461	—	3,619,531	—	322,392	583	4,315,937

Dana C. Nazarian Executive Vice President, Memory Products Division	2012	290,736	—	2,050,775	—	3,394	414	2,345,319
	2011	—	—	—	—	—	—	—
	2010	—	—	—	—	—	—	—

1.

Represents actual salary earned in fiscal years 2012, 2011 and 2010. Salary. The 2011 salary reflects paid-time-off cash out by Mr. Rodgers of $69,230. The 2012 salary reflects paid-time-off cash out by Mr. Rodgers of $126,922 and paid-time-off cash out by Mr. Nazarian of $10,768. Mr. Rodgers deferred his entire salary for fiscal year 2012 into his nonqualified deferred compensation plan.

2.	Represents 40 hours of pay received for seven years of service. All regular employees who work at least 20 hours per week are eligible for the seven year service award.

3.

Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts reported above in the “Stock Awards” column represents the aggregate grant date fair value of stock awards and option awards granted in the respective fiscal years assuming the probable level of performance achieved as of the grant date, as determined pursuant to ASC 718. For fiscal year 2012, it was assumed that 90% of the Core Grant would be achieved and zero percent of each of the Tier 1 and Tier 2 Grants, which were stretch goals, would be achieved. For fiscal years 2010 and 2011, 100% achievement was assumed. The assumptions used to calculate the value of stock awards are set forth in Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2012 filed with the SEC on February 28, 2013. In fiscal year 2012, the following shares of restricted stock units were earned by the Named Executive Officers: Mr. Rodgers, 168,022 shares; Mr. Buss, 105,013 shares; each of Messrs. Keswick and Seams, 84,011 shares; and Mr. Nazarian, 72,869 shares.

4.	Includes bonus amounts earned under our KEBP, PBP and DBP for services rendered in the respective fiscal years.

5.

The amounts reported in this column include payments by the Company of term life insurance premiums for the Named Executive Officers. The Company is not the beneficiary of the life insurance policies. Named Executive Officers participate in the same life insurance program as all other Cypress employees, which pay out at one times the employee’s annual base pay.

6.

$262,449 reflects government fees and related expenses paid in connection with a Hart-Scott-Rodino (HSR) filing that was required on behalf of Mr. Rodgers due to his substantial ownership of Cypress common stock.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year Ended December 30, 2012

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2012.

	Grant Date							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name and Principal Position		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
T.J. Rodgers President, Chief Executive Officer and Director	Q1	0	210,000	420,000	—	—	—	—	—	—	—
	Q2	0	210,000	420,000	—	—	—	—	—	—	—
	Q3	0	210,000	420,000	—	—	—	—	—	—	—
	Q4	0	210,000	420,000	—	—	—	—	—	—	—
	Annual	—	210,000	420,000	0	576,831	576,831	—	—	—	—
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	Q1	0	55,604	111,208	—	—	—	—	—	—	—
	Q2	0	55,604	111,208	—	—	—	—	—	—	—
	Q3	0	55,604	111,208	—	—	—	—	—	—	—
	Q4	0	55,604	111,208	—	—	—	—	—	—	—
	Annual	—	55,604	111,208	0	360,519	360,519	—	—	—	—
Paul D. Keswick Executive Vice President, New Product Development	Q1	0	60,879	357,044	—	—	—	—	—	—	—
	Q2	0	60,879	357,044	—	—	—	—	—	—	—
	Q3	0	60,879	357,044	—	—	—	—	—	—	—
	Q4	0	60,879	357,044	—	—	—	—	—	—	—
	Annual	—	52,652	105,303	0	288,416	288,416	—	—	—	—
Christopher A. Seams Executive Vice President, Sales and Marketing	Q1	0	63,154	126,308	—	—	—	—	—	—	—
	Q2	0	63,154	126,308	—	—	—	—	—	—	—
	Q3	0	63,154	126,308	—	—	—	—	—	—	—
	Q4	0	63,154	126,308	—	—	—	—	—	—	—
	Annual	—	63,154	126,308	0	288,416	288,416	—	—	—	—
Dana C. Nazarian Executive Vice President, Memory Products Division	Q1	0	44,794	89,589	—	—	—	—	—	—	—
	Q2	0	44,794	89,589	—	—	—	—	—	—	—
	Q3	0	44,794	89,589	—	—	—	—	—	—	—
	Q4	0	44,794	89,589	—	—	—	—	—	—	—
	Annual	—	44,794	89,589	0	250,164	250,164	—	—	—	—

1.

Represents awards granted under KEBP, PBP and DBP, which were earned based on performance in 2012. These columns show the awards that were possible at the threshold, target and maximum levels of performance. The column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation” table shows the actual awards earned in 2012 by our Named Executive Officers under these incentive cash plans.

2.

Amounts shown do not reflect awards actually received by the Named Executive Officer. Instead, the amounts reported above assume the highest level of performance (100% achievement). The amount of shares actually received by each of the Named Executive Officers is included in the “Option Exercises and Stock Vesting” table in this Proxy Statement.

OUTSTANDING EQUITY AWARDS

Fiscal Year Ended December 30, 2012

	Option Awards[1]					Stock Awards[1]
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/ Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock Unvested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)
T.J. Rodgers President and Chief Executive Officer	1,442,077	—	—	5.18	1/2/14	—	—	—	—
	1,442,077	—	—	3.53	2/25/15	—	—	—	—
	3,028	—	—	8.83	2/25/15	—	—	—	—
	5,306	—	—	3.53	2/25/15	—	—	—	—
	1,251,093	—	—	3.53	6/30/16	—	—	—	—
	—	—	—	—	—	—	—	—	—
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	90,699	—	—	3.70	8/15/15	—	—	—	—
	209,016	—	—	3.70	8/15/15	—	—	—	—
	131,847	—	—	3.99	10/27/16	—	—	—	—
	—	—	—	—	—	—	—	—	—
Paul D. Keswick Executive Vice President, New Product Development	18,541	—	—	1.79	3/27/13	—	—	—	—
	247,213	—	—	4.76	10/23/13	—	—	—	—
	37,082	—	—	3.53	2/25/15	—	—	—	—
	123,606	—	—	3.99	10/27/16	—	—	—	—
	—	—	—	—	—	—	—
Christopher A. Seams Executive Vice President, Sales and Marketing	19,365	—	—	4.16	8/22/13	—	—	—	—
	370,819	—	—	5.18	1/2/14	—	—	—	—
	288,415	—	—	3.53	2/25/15	—	—	—	—
	111,245	—	—	3.99	10/27/16	—	—	—	—
	—	—	—	—	—	—	—	—	—
Dana C. Nazarian Executive Vice President, Memory Products Division	3,794	—	—	3.99	10/27/16	—	—	—	—
	25,494	1,889	—	4.91	3/8/16	—	—	—	—
	—	—	—	—	—	—	—	—	—

1.

The grants reported above in the “Option Awards” and “Stock Awards” columns were awarded under our Amended and Restated 1994 Stock Plan. The numbers reflect adjustments made, pursuant to which existing awards were multiplied by the SunPower spin-off ratio of 4.12022 to reflect the change in market value of the Company’s common stock following the distribution to the Company’s stockholders of SunPower Corporation class B common stock in connection with the spin-off.

OPTION EXERCISES AND STOCK VESTING

Fiscal Year Ended December 30, 2012

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise[1] ($)	Number of Shares Acquired Upon Vesting (#)[2]	Value Realized Upon Vesting ($)
T.J. Rodgers	500,000	5,550,550	168,022	1,764,231
Brad W. Buss	—	—	105,013	1,102,637
Paul D. Keswick	—	—	84,011	882,116
Christopher A. Seams	—	—	84,011	882,116
Dana C. Nazarian	—	—	72,869	765,125

1.	Amount shown reflects the difference between the option exercise price and the market value of the underlying shares on the exercise date multiplied by the number of shares covered by the option.

2.

Amount shown reflects total number of shares that were granted and earned in 2012. The actual amount released to the Named Executive Officers was net of shares withheld to pay the taxes due upon vesting. The actual shares received by Named Executive Officers were substantially less due to required federal and state withholding taxes.

NON-QUALIFIED DEFERRED COMPENSATION

Fiscal Year Ended December 30, 20121

Name of Executive Officer	Executive Contribution in the Last Fiscal Year ($)	Registrant Contribution in the Last Fiscal Year ($)	Aggregate Earnings in the Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
T.J. Rodgers	774,234	—	832,716	—	8,876,489
Brad W. Buss	25,055	—	23,244	—	423,338
Paul D. Keswick	—	—	—	—	—
Christopher A. Seams	51,212	—	32,367	—	628,446
Dana C. Nazarian	—	—	34,903	—	264,763

1.	There are no guaranteed payments under our deferred compensation plans.

OTHER DISCLOSURES

Compensation Committee Interlocks and Insider Participation

During fiscal year 2012, the following directors were members of our Compensation Committee: Mr. Eric A. Benhamou, Mr. Lloyd Carney, and Mr. James R. Long. None of the Compensation Committee members is or has at any time been an officer or employee of Cypress.

None of Cypress’s Named Executive Officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Cypress’s Board or Compensation Committee.

Policies and Procedures with Respect to Related Person Transactions

We have adopted a policy that provides that any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must be reviewed and approved by our Audit Committee or other independent members of our Board in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. All of our directors, executive officers and employees are required to report to our Audit Committee any such related-party transaction. Our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Certain Relationships and Related Transactions

In fiscal year 2012, we purchased approximately $2,265,000 in software and services from Mentor Graphics Corporation (“Mentor Graphics”). Dan McCranie, who sits on our Board of Directors, also sits on the Board of Directors of Mentor Graphics. Mr. McCranie was in no way directly involved in the negotiation of our purchase agreement with Mentor Graphics.

In fiscal year 2012, we sold (primarily through our distribution channel) approximately $458,000 in products to Technicolor, and approximately $329,000 in products to Tesla Motors, Inc. (“Tesla”). Lloyd Carney, who sits on our Board of Directors, also sits on the Board of Directors of Technicolor, and Brad Buss, our chief financial officer, sits on the Board of Directors of Tesla. Neither Mr. Carney nor Mr. Buss had any role in determining the price or sale terms to Technicolor or Tesla.

Apart from Mr. Rodgers service on our Board, Mr. McCranie’s relationship with Mentor Graphics Corporation, Mr. Carney’s relationship with Technicolor, and Mr. Buss’s relationship with Tesla, and there are no related parted transactions between our directors or executive officers and our Company. For purposes of this section, “related person” and “transaction” have the meanings contained in Item 404 of Regulation  S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all of the forms they filed to comply with Section 16(a) requirements.

We believe that, during fiscal year 2012, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers, and 10% stockholders.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return your proxy card in the envelope provided or to vote by telephone or over the Internet at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Brad W. Buss Corporate Secretary

Dated: March 29, 2013

APPENDIX A

CYPRESS SEMICONDUCTOR CORPORATION

2013 STOCK PLAN

Amending and Restating the 1994 Stock Plan As of the Date of the 2013 Annual Stockholders Meeting

1. PURPOSES OF THE PLAN. THE PURPOSES OF THIS STOCK PLAN ARE:

—	to promote the long-term success of the Company’s business;

—	to attract and retain the best available personnel for positions of substantial responsibility; and

—	to provide long-term incentive to Employees, Consultants and Outside Directors that is aligned with the long-term interest of all stockholders.

2. COMPONENTS OF THE PLAN. THE PLAN PROVIDES FOR:

—

the discretionary granting of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units to Employees, Consultants and Outside Directors, which Options may be either Incentive Stock Options (for Employees only) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant; and

—	the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units to Outside Directors pursuant to an automatic, non-discretionary formula.

3. STOCK SUBJECT TO THE PLAN. The maximum aggregated number of Shares authorized for issuance under the Plan is 145,195,220. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. [Any Shares of Restricted Stock or Restricted Stock Units with a per Share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as 1.88 Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.88 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with 1.88 Shares.

Subject to Section 16 of the Plan, If any Shares that have been subject to an option or SAR (whether granted under this Plan or the Terminated Plans) cease to be subject to such Option or SAR (other than through exercise of the Option or SAR), or if any Option or SAR granted hereunder or thereunder is forfeited, or any Option or SAR otherwise terminates prior to the issuance of Common Stock to the Participant, the Shares that were subject to such Option or SAR shall again be available for distribution in connection with future awards under the Plan (unless the Plan has terminated).

Shares that have actually been issued under the Plan upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan. With respect to SARs, when an SAR is exercised, the full number of shares subject to the SAR or portion thereof being exercised shall be counted against the numerical limits of this Section 3 above as one Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise. For example, if an SAR covering 100 shares is exercised by a Participant and the Participant receives 80 Shares (with 20 Shares withheld to cover the SAR exercise price), the Plan Share reserve shall be debited the full 100 Shares and such Shares will not be available for future distribution under the Plan. Similarly, if Shares are withheld to satisfy the minimum statutory withholding obligations arising in connection with the vesting, exercise or issuance of any Award (or delivery of the related Shares), such withheld Shares will not be available for future issuance under the Plan.

Shares of Restricted Stock (including Restricted Stock Units) that do not vest and thus are forfeited back to or repurchased by the Company shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock or Restricted Stock Units that vest shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in the first paragraph of Section 3, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to the second and third paragraphs of this Section 3.

4. ADMINISTRATION OF THE PLAN.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees, Consultants and Directors.

4.1.2 Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

4.1.3 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.4 Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

4.1.5 Administration With Respect to Automatic Grants to Outside Directors. Automatic grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in Section 10 hereof and therefore shall not be subject to any discretionary administration.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

4.2.1 to determine the Fair Market Value of the Common Stock, in accordance with subsection 23.19 of the Plan;

4.2.2 to select the Consultants, Employees and Outside Directors to whom Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units may be granted hereunder;

4.2.3 to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units are granted hereunder;

4.2.4 to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

4.2.5 to approve forms of agreement, including electronic forms, for use under the Plan;

4.2.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised and when Restricted Stock or Restricted Stock Units vest or are issued (which may, in either case, be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any deferral features for Restricted Stock or Restricted Stock Units, including those with performance-based vesting criteria, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

4.2.7 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

4.2.8 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

4.2.9 to modify or amend each Award (subject to subsection 18.3 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan (but not longer than the original Option or SAR term);

4.2.10 to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR or the vesting or issuance of Restricted Stock or Restricted Stock Units that number of Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

4.2.11 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

4.2.12 to determine the terms and restrictions applicable to Awards; and

4.2.13 to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. ELIGIBILITY.

5.1 Discretionary Awards. Nonstatutory Stock Options, SARs, Restricted Stock and Restricted Stock Unit Awards may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Outside Director who has been granted an Award may be granted additional Awards.

5.2 Outside Director Awards. Outside Directors shall also receive automatically granted Awards pursuant to Section 10 hereof.

6. LIMITATIONS.

6.1 Each Option shall be designated in the Notice of Grant or Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

6.1.1 of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, which

6.1.2 become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.1.2, incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

6.2 Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s employment or consulting relationship or tenure as a director with the Company, nor shall they interfere in any way with the Participant’s, the Company’s, or the Company’s stockholders’, right to terminate such employment or consulting relationship or tenure as a Director with the Company at any time, with or without cause.

6.3 The following limitations shall apply to grants of Options and SARs to Employees:

6.3.1 No Employee shall be granted, in any fiscal year of the Company, Options and SARs to purchase, in the aggregate, more than 3,000,000 Shares.

6.3.2 The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in subsection 16.1 and any Spin-Off, split-off or similar transaction involving equity securities of a Subsidiary or former Subsidiary as described in subsection 16.4.

6.3.3 If an Option or SAR is cancelled (other than in connection with a transaction described in Section 16), the cancelled Option or SAR will be counted against the limit set forth in subsection 6.3.1. For this purpose, if the exercise price of an Option or SAR is reduced (which would require prior stockholder approval pursuant to Section 22 hereof), the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

7. TERM OF PLAN. The plan was amended and restated in 2013. It shall continue in effect until January 15, 2024, unless terminated earlier under Section 18 of the plan.

8. TERM OF OPTION OR SAR. The term of each option or SAR shall be eight (8) years from the date of grant or such shorter term as may be provided in the notice of grant, option or SAR agreement. In the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the company or any parent or subsidiary, the term of the incentive stock option shall be five (5) years from the date of grant or such shorter term as may be provided in the notice of grant or option agreement.

9. OPTION AND SAR EXERCISE PRICE; OPTION CONSIDERATION.

9.1 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option or SAR shall be determined by the Administrator, subject to the following:

9.1.1 In the case of an Incentive Stock Option

9.1.1.1 granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

9.1.1.2 granted to any Employee other than an Employee described in paragraph (9.1.1.1) immediately above, the per Share exercise price shall be no less than one hundred (100%) of the Fair Market Value per Share on the date of grant.

9.1.2 In the case of a Nonstatutory Stock Option or an SAR, the per Share exercise price shall be no less than one hundred percent (100%) of Fair Market Value per Share on the date of grant.

9.2 Waiting Period and Exercise Dates. At the time an Option or SAR is granted, the Administrator shall fix the period within which the Option or SAR may be exercised and shall determine any conditions which must be satisfied before the Option or SAR may be exercised. In so doing, the Administrator may specify that an Option or SAR may not be exercised until the completion of a service period or until certain performance milestones are achieved.

9.3 Form of Option Consideration. Except with respect to automatic stock option grants to Outside Directors, the Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such form of consideration shall be set forth in the Notice of Grant or Option Agreement and may, as determined by the Administrator (and to the extent consistent with Applicable Laws), consist entirely of:

9.3.1 cash;

9.3.2 check;

9.3.3 promissory note;

9.3.4 other previously-owned Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

9.3.5 delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

9.3.6 any combination of the foregoing methods of payment; or

9.3.7 such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. GRANTS TO OUTSIDE DIRECTORS.

10.1 Procedure for Grants. Each Outside Director shall be granted an Award on the date of his or her initial election and annually thereafter on the date of the annual stockholder meeting (so long as the Outside Director has been serving as such for at least three months), in an amount determined by the Administrator in its sole discretion. Such Awards shall vest and be payable and subject to such other terms and conditions as may be determined by the Administrator.

10.2 Outside Director Award Limitations. No Outside Director may be granted, in any fiscal year of the Company, Awards, with a grant date fair value (determined in accordance with either GAAP or IASB Principles) of more than $500,000, increased to $750,000 in connection with his or her initial service.

10.3 Consideration for Exercising Outside Director Stock Options. The consideration to be paid for the Shares to be issued upon exercise of an Outside Director Option (granted on or prior to May 22, 2009) shall consist entirely of cash, check, other Shares of previously owned Common Stock which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, and, for Options granted on or after the 2004 Company annual stockholder meeting, to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment.

10.4 Post-Directorship Exercisability.

10.4.1 Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within ninety (90) days, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

10.4.2 Disability of Director. Notwithstanding the provisions of subsection 10.4.1 above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her Disability, he or she may, but only within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, from the date of termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

10.4.3 Death of Director. In the event of the death of a Participant:

10.4.3.1 during the term of the Option who is at the time of his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Director’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status a Director for twelve (12) months after the date of death; or

10.4.3.2 within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11. EXERCISE OF OPTION OR SAR.

11.1 Procedure for Exercise; Rights as a Stockholder. Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option or SAR Agreement. An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) for Options only, full payment for the Shares with respect to which the Option is exercised. Full payment for Options may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option or SAR shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option or SAR. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option or SAR is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan. Exercising an Option or SAR in any manner shall decrease the number of Shares thereafter available for sale under the Option or SAR by the number of Shares as to which the Option or SAR is exercised.

11.2 Termination of Service. Upon termination of a Participant’s Continuous Status as an Employee, Consultant or Director, other than upon the Participant’s death or Disability, the Participant may exercise the Option or SAR, but only within such period of time as is specified in the Notice of Grant, Option or SAR Agreement, and, unless otherwise determined by the Administrator, only to the extent that the Participant was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Option Agreement). In the absence of a specified time in the Notice of Grant, Option or SAR Agreement, the Option or SAR shall remain exercisable for thirty days following the Participant’s termination of Continuous Status as an Employee, Consultant or Director. If, at the date of termination, the Participant is not entitled to exercise the entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise the Option or SAR within the time specified by the Administrator, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.3 Disability of Participant. In the event that a Participant’s Continuous Status as an Employee, Consultant or Director terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR at any time within six (6) months or such other period of time not exceeding twelve (12) months, as is specified in the Notice of Grant, Option or SAR Agreement, except in the case of stock option grants to Outside Directors, which shall be exercised as specified in Section 10. Unless otherwise determined by the Administrator, any such Options or SARs may only be exercised to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant, Option or SAR Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.4 Death of Participant. In the event of the death of a Participant (other than an Outside Director with respect to his or her stock option grant):

11.4.1 during the term of the Option or SAR who is at the time of his or her death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Option or SAR, the Option or SAR may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status as an Employee, Consultant or Director for twelve (12) months after the date of death; or

11.4.2 within thirty (30) days after the termination of Continuous Status as an Employee, Consultant or Director, the Option or SAR may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

12. STOCK APPRECIATION RIGHTS.

12.1 The SAR shall entitle the Participant, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR; and

12.2 SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Participant’s Award Agreement;

12.3 Form of Payment. The Company’s obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine, but only as specified in the Notice of Grant or SAR Agreement. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

12.4 Rule 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Award Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

13. RESTRICTED STOCK/RESTRICTED STOCK UNITS.

13.1 Grant of Restricted Stock/Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock or Restricted Stock Units may be granted to Employees, Consultants and Outside Directors at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock or Restricted Stock Unit Award granted to any Participant (provided that during any Fiscal Year, no Participant shall receive more than 1,500,000 Shares in the aggregate of Restricted Stock or Restricted Stock Unit Awards) (ii) whether the form of the award shall be Shares or rights to acquire Shares (i.e., Restricted Stock Units), and (iii) the conditions that must be satisfied, which may include or consist entirely of performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock or Restricted Stock Units. The foregoing limitation in subsection 13.1.1(i) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in subsection 16.1 and any Spin-Off, split-off or similar transaction involving equity securities of a Subsidiary or former Subsidiary as described in subsection 16.4. For Restricted Stock Units, each such unit shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock or Restricted Stock Unit, notwithstanding its vesting. Except with respect to Restricted Stock or Restricted Stock Units with a deferral feature and where delivery has been deferred to a time after the vesting date, as permitted by the Administrator in its sole discretion, the Company shall issue (or cause to be issued) such stock certificate promptly after the Restricted Stock or Restricted Stock Unit vests. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan and except that Restricted Stock and Restricted Units that have already vested but have not yet been delivered due to the Participant’s election to defer their delivery shall be credited with all dividends and other distributions relating to shares of Stock, which shall be delivered to such Participants simultaneously with the delivery of their deferred shares of Stock.

13.2 Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock and Restricted Stock Unit Awards granted under the Plan. Restricted Stock and Restricted Stock Unit Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time of grant, which may include such performance-based milestones as are determined appropriate by the Administrator, which may be Performance Goals, or for Restricted Stock or Restricted Stock Unit Awards not intended to qualify as “performance-based compensation” under Code Section 162(m), may be other performance-based milestones. The Administrator may require the recipient to sign a Restricted Stock or Restricted Stock Unit Agreement as a condition of the Award. Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

13.3 Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock or Restricted Stock Unit Award has a purchase price, such purchase price must be paid no later than the earlier of (i) eight (8) years following the date of grant, or (ii) the vesting date.

13.4 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13.5 Restricted Stock/Restricted Stock Unit Deferrals. The Administrator, in its sole discretion, may permit Participants to defer the settlement of Restricted Stock or Restricted Stock Units in accordance with Code Section 409A and with rules and procedures established by the Administrator. Any deferred Restricted Stock or Restricted Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

14. LEAVES OF ABSENCE. Unless the administrator provides otherwise, and subject to applicable laws, vesting of awards granted hereunder shall cease during any unpaid leave of absence. Moreover, unless the administrator provides otherwise, any employee who transfers his or her employment to a subsidiary and receives an equity incentive covering such subsidiary’s equity securities in connection with such transfer, shall cease vesting in awards granted under this plan until such time, if any, as such employee transfers from the employ of such subsidiary or another subsidiary directly back to the employ of the company.

15. TRANSFERABILITY OF AWARDS. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant; provided, however, that the Administrator, in its discretion, may permit the transfer of Awards to living trusts or other estate planning entities as permitted under Form S-8 promulgated under the Securities Act of 1933. If the administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the administrator deems appropriate; provided, however, that in no event may an Award be transferred in exchange for consideration.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR SIMILAR TRANSACTION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

16.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award (including deferred Restricted Stock and Restricted Stock Unit Awards that have not been settled), and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or forfeiture or repurchase of unvested Restricted Stock or Restricted Stock Units, the price per share, if any, of Common Stock covered by each such outstanding Award, the limit on the number of Shares subject to an Option or SAR that may be granted to an Employee in any fiscal year under subsection 6.3.1, as well as the limit of the number of Shares that may be issued as Restricted Stock or Restricted Stock Unit Awards under subsection 13.1, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Restricted Stock award.

16.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, with respect to discretionary Awards granted under the Plan (but not with respect to Awards granted to Outside Directors) the Board may, in the exercise of its sole discretion in such instances, declare that any such Award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option or SAR as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable or accelerate the vesting of a Participant’s Restricted Stock or Restricted Stock Unit Award.

16.3 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to a discretionary Award granted under the Plan (but not with respect to Options granted to Outside Directors under Section 10), the Administrator may, in the exercise of its sole discretion and in lieu of such assumption or substitution, provide for the Participant to have the right to exercise such Option or SAR as to all of the Optioned Stock, including as to Shares which would not otherwise be exercisable or provide for the accelerated vesting of Restricted Stock or Restricted Stock Units. With respect to Options and restricted stock units granted to Outside Directors under Section 10, in the event that the successor corporation does not agree to assume such Options and restricted stock units or to substitute equivalent options or rights, each such outstanding Option and restricted stock unit shall become fully vested and exercisable, including as to Shares and units as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

If the Administrator makes a discretionary Option or SAR fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Option or SAR shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this subsection, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase (or, in the case of Restricted Stock or Restricted Stock Units without a purchase price, receive), for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR or vesting of the Restricted Stock or Restricted Stock Unit Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16.4 Spin-Off or Split-Off. Subject to any required action by the stockholders of the Company, the number and/or type of shares of covered by each outstanding Award (including deferred Restricted Stock and Restricted Stock Unit Awards that have not been settled), the number and/or type of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or forfeiture or repurchase of unvested Restricted Stock or Restricted Stock Units, the price per share, if any, of Common Stock covered by each such outstanding Award and the limit on the number of Shares subject to an Option or SAR that may be granted to an

Employee in any fiscal year under subsection 6.3.1, as well as the limit of the number of Shares that may be issued as Restricted Stock or Restricted Stock Unit Awards under subsection 13.1 shall be appropriately and proportionately adjusted to account for any increase or diminution in value of an Award resulting from a Spin-Off, split-off or similar transaction involving equity securities of a Subsidiary or former Subsidiary. Any such automatic and non-discretionary adjustment or action shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

17. AWARD GRANT DATE. The date of grant of an award shall be, for all purposes, the date on which the administrator makes the determination granting such option or restricted stock award, or such other later date as is determined by the administrator. Notice of the determination shall be provided to each participant within a reasonable time after the date of such grant.

18. AMENDMENT AND TERMINATION OF THE PLAN.

18.1 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

18.2 Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Shares may not be added to the Plan (other than pursuant to Sections 3 or 16.1 hereof) without obtaining stockholder approval.

19. EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

20. CONDITIONS UPON ISSUANCE OF SHARES.

20.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or SAR or vesting of a Restricted Stock or Restricted Stock Unit Award unless the exercise of such Option or SAR or vesting of such Restricted Stock or Restricted Stock Unit Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.2 Investment Representations. As a condition to the exercise of an Option or SAR or purchase of Restricted Stock or Restricted Stock Unit, the Company may require the person exercising such Option or SAR or purchasing such Restricted Stock or Restricted Stock Unit to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. LIABILITY OF COMPANY.

21.1 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.2 Awards Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with subsection 18.2 of the Plan.

22. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

23. UNDERWATER OPTION EXCHANGES. The Administrator may not permit the repricing, including by way of exchange, of any Award, without receiving prior stockholder approval.

24. DEFINITIONS. As used herein, the following definitions shall apply:

24.1 “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

24.2 “Applicable Laws” means the legal requirements relating to the administration of stock option plans under federal and state corporate and securities laws, the Code and any stock exchange on which the Common Stock is listed or quoted.

24.3 “Award” means an award hereunder of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit.

24.4 “Board” means the Board of Directors of the Company.

24.5 “Code” means the Internal Revenue Code of 1986, as amended.

24.6 “Committee” means a committee appointed by the Board or its Compensation Committee in accordance with Section 4 of the Plan.

24.7 “Common Stock” means the Common Stock of the Company.

24.8 “Company” means Cypress Semiconductor Corporation, a Delaware corporation.

24.9 “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director’s fees.

24.10 “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

24.11 “Continuous Status as an Employee, Consultant or Director” means that the employment, consulting or Director relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Participant’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

24.12 “Director” means a member of the Board.

24.13 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

24.14 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

24.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

24.16 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

24.16.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

24.16.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

24.16.3 In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

24.17 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

24.18 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

24.19 “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

24.20 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

24.21 “Option” means a stock option granted pursuant to the Plan or the Terminated Plans.

24.22 “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

24.23 “Optioned Stock” means the Common Stock subject to an Option or SAR.

24.24 “Outside Director” means a Director who is not an Employee or Consultant.

24.25 “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

24.26 “Participant” means an Employee, Consultant or Outside Director who holds an outstanding Option or Restricted Stock award.

24.27 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or to include any items otherwise excludable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, the Philadelphia Semiconductor Sector Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

24.28 “Plan” means this 2013 Stock Plan, as amended.

24.29 “Restricted Stock/RSUs” means shares of Common Stock granted pursuant to Section 12 of the Plan.

24.30 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

24.31 “Stock Appreciation Right” or “SAR” means a Stock Appreciation Right granted pursuant to Section 12 of the Plan.

24.32 “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

24.33 “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

APPENDIX B

CYPRESS SEMICONDUCTOR CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated As of the Date of the 2013 Annual Stockholders Meeting

The following constitute the provisions of the Employee Stock Purchase Plan (herein called the “Plan”) of Cypress Semiconductor Corporation (herein called the “Company”).

1.

PURPOSE. The purpose of the Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions. This Plan includes two components: a Code Section 423 Plan Component and a Non-423 Plan Component. It is the intention of the Company to have the Code Section 423 Plan Component qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code and the provisions of the Plan with respect to the Code Section 423 Component, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Plan Component that do not qualify under Section 423 of the Code, pursuant to the rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities laws or other objectives for Employees and/or the Company. Except as otherwise indicated, the Non-423 Plan Component will operate and be administered in the same manner as the Code Section 423 Plan Component.

2.	DEFINITIONS.

2.1	“Act” shall mean the Securities Exchange Act of 1934, as amended.

2.2	“Administrator” shall mean the Board of the company or any committee of the members of the Board authorized to administer the Plan.

2.3	“Board” shall mean the Board of Directors of the Company.

2.4	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5

“Code Section 423 Plan Component” shall mean the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code. The Code Section 423 Plan Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

2.6	“Common Stock” shall mean the Common Stock of the Company.

2.7	“Company” shall mean Cypress Semiconductor Corporation, a Delaware corporation.

2.8

“Compensation” shall mean all regular straight time earnings, payments for overtime, shift premium, cash incentive compensation, cash incentive payments, cash bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or its committee). The Administrator shall have the discretion to determine what constitutes Compensation for Employees under the Plan, but for purposes of Employees participating in the Code Section 423 Plan Component, such determination will be applied on a uniform, non-discriminatory basis.

2.9

“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

2.10

“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may provide that any Designated Subsidiary shall only be eligible to participate in the Non- 423 Plan

Component and at any given time, a Subsidiary that is a Designated Subsidiary under the Code Section 423 Plan Component shall not be a Designated Subsidiary under the Non-423 Plan Component.

2.11

“Employee” shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week in a calendar year by the Company or one of its Designated Subsidiaries; provided, however that any temporary or contingency work shall not be included in this definition or be permitted to participate under the Plan. For Offering Periods under the Non-423 Plan Component, Employee shall also mean any other employee of Company or one of its Designated Subsidiaries to the extent that applicable law requires participation in the Plan to be extended to such employee, as determined by the Administrator; unless such employee resides in a country that has been specifically excluded from participation in the Non-423 Component at the discretion of the Administrator.

2.12	“Exercise Date” shall mean the first Trading Day on or after December 31 and June 30 of each year.

2.13

“Exercise Period” shall mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Exercise Period of any Offering Period shall commence on the Offering Date and end with the next Exercise Date.

2.14	“Non-423 Plan Component” shall mean a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code.

2.15

“Offering Period” shall mean a period of approximately eighteen (18) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after December 31 and June 30 of each year and terminating on the Offering Period commencement date approximately eighteen months later.

2.16	“Offering Date” shall mean the first Trading Day of each Offering Period of the Plan.

2.17	“Plan” shall mean this Employee Stock Purchase Plan, which includes a Code Section 423(b) Plan and a non-423(b) Component.

2.18

“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

2.19	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.	ELIGIBILITY.

3.1

Any Employee as defined in paragraph 2 who is employed by the Company as of an Offering Date shall be eligible to participate in the Plan; provided that for purposes of Participants participating in the Code Section 423 Plan Component, this rule will be applied on a uniform and non-discriminatory basis.

3.2

Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering Period if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

3.3

No Employee shall be eligible to participate in the Non-423(b) Component of the Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of the U.S. Securities Exchange Act of 1934, as amended.

3.4

Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.

OFFERING PERIODS. The Plan shall be implemented by eighteen (18) month Offering Periods beginning approximately every six (6) months with a new Offering Period commencing on the first trading day on or after December 31 and June 30 each year, or on such other date as the Board shall determine. The Plan shall continue thereafter until terminated in accordance with paragraph 20 hereof. Subject to the requirements of paragraph 20, the Board shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

5.	PARTICIPATION.

5.1

An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering; provided that Employees participating in the Non-423 Component may contribute funds to participate in the Plan through other means specified by the Administrator to comply with non-U.S. requirements. For purposes of Employees participating in the Code Section 423 Plan Component, the processing of enrollments, whether on-line or via hard copy, will be applied on a uniform and non-discriminatory basis.

5.2

Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

6.	PAYROLL DEDUCTIONS.

6.1

At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period in amounts from two (2%) to ten percent (10%) of his Compensation; or such greater percentage of Compensation as the Board, in its sole discretion, determines and communicates to eligible Employees prior to the commencement of the first Offering Period affected thereby. The aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of his aggregate Compensation (or such greater percentage of Compensation as is determined by the Board pursuant to the preceding sentence) during said offering period.

6.2	All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

6.3

A participant may discontinue his participation in the Plan as provided in paragraph 11, or may decrease or increase the rate or amount of his payroll deductions during the Offering Period (within the limitations of paragraph 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that a participant may not change the rate or amount of his payroll deductions more than two (2) times in any one calendar year. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization. Subject to the limitations of paragraph 6(a), a participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

6.4

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

7.	GRANT OF OPTION.

7.1

On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of Shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3.4 and 13 hereof. In the case of the Non-423 Component, the number of shares shall be determined as set forth in the preceding sentence or determined pursuant to such manner or method as determined by the Administrator to comply with non-U.S. requirements. Exercise of the option shall occur as provided in paragraph 8, unless the participant has withdrawn pursuant to paragraph 11, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in paragraph 7(b) herein.

7.2

The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date, and in the case of the Non-423 Component, it shall be the lower of prices above or determined pursuant to such manner or method as determined by the Administrator to comply with non-U.S. requirements. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date on the NASDAQ or on such other stock exchange as the Company’s Common Stock may be traded or, if not traded on a stock exchange, as reported by the NASDAQ National Market System, or, in the event the Common Stock is not listed on a stock exchange or NASDAQ’s National Market System, the fair market value per share shall be the mean of the bid and asked prices of the Common Stock reported for such date in over-the-counter trading.

8.

EXERCISE OF OPTION. Unless a participant withdraws from the plan as provided in paragraph 11, his option for the purchase of shares will be exercised automatically on each exercise date of the offering period, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

9.

DELIVERY. As promptly as practicable after the exercise date of each exercise period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option or an electronic notice reflecting the allocation of such shares to his brokerage account. Any cash remaining to the credit of a participant’s account under the plan after a purchase by him of shares at the termination of each exercise period which is insufficient to purchase a full share of common stock of the Company shall be applied to the participant’s account for the next exercise period. Any other excess accumulated payroll deductions shall be returned to the participant.

10.

AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. In the event that the fair market value of the Company’s common stock is lower on an Exercise Date than it was on the Offering Date for that Offering Period, all employees participating in the plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in the newly commencing Offering Period. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

11.	WITHDRAWAL; TERMINATION OF EMPLOYMENT.

11.1

A participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company. Notwithstanding the foregoing, for purposes of Employees participating in the Code Section 423 Plan Component, the processing of withdrawals, whether on-line or via hard copy, will be applied in a uniform and non-discriminatory basis. All of the participant’s payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

11.2

Upon termination of the participant’s Continuous Status as an Employee prior to an Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under paragraph 15, and such participant’s option will be automatically terminated.

11.3

In the event an Employee fails to remain in Continuous Status as an Employee of the Company during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant’s option terminated.

11.4

A participant’s withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.5	A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

12.

INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Administrator, for participants in the Non-423 Plan Component (or the Code Section 423 Plan Component if permitted under Section 423 of the Code).

13.	STOCK.

13.1

The maximum number of shares of the Company’s Common Stock which are available for future issuance under the Plan shall be 4,210,080 shares, plus, commencing on the first day of the Company’s 2014 fiscal year, an annual increase equal to the lesser of (i) 2,000,000 shares, (ii) .75% of the Issued Shares (as defined below) as of the last day of the immediately preceding fiscal year, or (iii) a lesser amount determined by the Board, all subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. “Issued Shares” shall mean the number of shares of Common Stock of the Company outstanding on such date plus any shares reacquired by the Company during the fiscal year that ends on such date. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Exercise Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable; provided, however, for purposes of Employees participating in the Code Section 423 Plan Component, any pro rata allocation, will be applied on a uniform and non-discriminatory basis. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

13.2	The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

13.3	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

14.

ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator is specifically authorized to adopt rules, procedures and subplans, which for purposes of the Non-423 Component may be outside the scope of Section 423 of the Code, regarding, but not limited to, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. The administration, interpretation or application of the Plan by the Administrator shall be final, conclusive and binding upon all participants.

15.	DESIGNATION OF BENEFICIARY.

15.1

A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period.

15.2

Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.

TRANSFERABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

17.

USE OF FUNDS. All payroll deductions received or held by the Company under the plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions except for deductions or contributions made to a Non-423 Component where, as determined by the Administrator, non-U.S. law requires segregation of such amounts. Until shares are issued, participants shall only have the rights of an unsecured creditor, although participants in the Non-423 Component may have additional rights where required under local law, as determined by the Administrator.

18.

REPORTS. Individual accounts will be maintained for each participant in the plan. Statements of account will be given to participating employees promptly following the exercise date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by each option under the plan which has not yet been exercised and the number of shares of common stock which have been authorized for issuance under the plan but have not yet been placed under option, including the annual share replenishment limit of two million shares set forth in Section 13, (collectively, the “reserves”) as well as the price per share of common stock covered by each option under the plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the option stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20.	AMENDMENT OR TERMINATION.

20.1

The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

20.2

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

20.3

In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

20.3.1	increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

20.3.2	shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

20.3.3	allocating shares.

21.

NOTICES. All notices or other communications by a participant to the Company under or in connection with the plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.

CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the securities act of 1933, as amended, the act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.

CODE SECTION 409A. The Code Section 423 Plan Component is exempt from the application of Code Section 409A. The Non-423 Plan Component is intended to be exempt from Code Section 409A under the short-term deferral exception and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.	TERM OF PLAN. Except to the extent it is terminated earlier pursuant to Section 20, the plan shall remain in effect until May 10, 2023.

CYPRESS PERFORM

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CYPRESS SEMICONDUCTOR CORPORATION

198 CHAMPION COURT

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

SAN JOSE, CA 95134

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All Withhold All For All Except

The Board of Directors recommends you vote

FOR the following:

1. Election of Directors

Nominees

01 T.J. RODGERS

02 W. STEVE ALBRECHT

03 ERIC A. BENHAMOU

04 LLOYD CARNEY

05 JAMES R. LONG

06 J. DANIEL MCCRANIE

07 J.D. SHERMAN

08 WILBERT VAN DEN HOEK

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

For Against Abstain

2 The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013.

3 Annual advisory vote to approve the compensation of our named executive officers.

4 Approval of the Amended and Restated 2013 Stock Plan which: (i) renames the plan, (ii) extends the term of the plan, (iii) limits non-employee director equity awards, (iv) seeks stockholder approval for performance-based awards under Section 162(m) of the IRS code, and (v) reduces the number of options/RSUs that may be granted to an individual in a given fiscal year.

5 Approval of the Amended and Restated Employee Stock Purchase Plan which extends the term of the plan and provides for participation by non-U.S. employees.

NOTE: The proposals to be voted on may also include such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000167939_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement / Annual Report Combined Document is/are available at www.proxyvote.com .

CYPRESS SEMICONDUCTOR CORPORATION

The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 29, 2013, and hereby appoints T. J. Rodgers and Brad W. Buss, and each of them, as proxies and attorneys-in- fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2013 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on May 10, 2013, at 10:00 a.m., local time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, AND FOR PROPOSALS 2, 3, 4 AND 5, AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PROXY FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Continued and to be signed on reverse side